                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

          ------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       -------------------------------------------------------------------

       Date of Report (Date of earliest event reported): November 23, 2005

                       HEALTH BENEFITS DIRECT CORPORATION
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)

     Delaware                        333-123081                 98-0438502
----------------------------     -----------------------     -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

           2900 Gateway Drive
           Pompano Beach, FL                                            33069
---------------------------------------                             ------------
(Address of principal executive offices)                             (Zip Code)

       Registrant's telephone number, including area code: (954) 944-4447

                             Darwin Resources Corp.
                             455-5525 West Boulevard
                             Vancouver, B.C., Canada
                                     V6M 3W6
               ---------------------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4(c)) -

                           CURRENT REPORT ON FORM 8-K

                       HEALTH BENEFITS DIRECT CORPORATION

                                NOVEMBER 29, 2005

                                TABLE OF CONTENTS

Item 5.02. Departure of Directors or Principal Officers; Election of

                                       i

ITEMS 1.01.       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

THE MERGER

         On November 22, 2005, Darwin Resources Corp., a Nevada corporation
("Darwin-NV") was merged with and into Darwin Resources Corp., a Delaware corporation ("Darwin-DE") for the sole purpose of changing the state of incorporation from Nevada to Delaware pursuant to a Certificate of Ownership and
Merger dated November 21, 2005 and approved by stockholders on November 21,
2005. Under the terms of the Certificate of Ownership and Merger, each share of
Darwin-NV was exchanged for 1.317663818 shares of Darwin-DE.

         On November 23, 2005 Darwin-DE entered into an Agreement and Plan of
Merger (the "Merger Agreement") by and among Darwin-DE, Health Benefits Direct
Corporation, a privately held Delaware corporation ("HBDC"), and HBDC II, Inc., a newly formed wholly-owned Delaware subsidiary of Darwin-DE ("Acquisition
Sub"). Upon closing of the merger transactions contemplated under the Merger
Agreement (the "Merger"), Acquisition Sub will be merged with and into HBDC, and
HBDC will become a wholly-owned subsidiary of Darwin-DE. Pursuant to the terms of the Merger Agreement, HBDC's name will be changed to "HBDC II, Inc." and following the Merger, Darwin-DE will change its name to Health Benefits Direct
Corporation.

         In addition, pursuant to the terms and conditions of the Merger
Agreement:

o    Each share of HBDC issued and outstanding immediately prior to the closing of the Merger will be converted into the right to receive one share of
     Darwin-DE common stock.

o    2,791,471 shares of Darwin-DE common stock, which are registered under an
     SB-2 for resale, will remain outstanding and 6,851,852 (5,200,000 prior to the Delaware reincorporation) shares of Darwin-DE outstanding common stock will be cancelled by Robert Ferguson, Darwin-DE's president and sole director prior to the Merger.

o    Immediately after closing of the Merger on November 23, 2005, there will be
     13,891,471 shares of Darwin-DE common stock issued and outstanding, approximately 59.7% of which shares will be held by the former stockholders of HBDC.

o    Upon the closing of the Merger, each outstanding option or warrant to acquire HBDC's capital stock will be assumed by Darwin-DE and will thereafter be exercisable for shares of Darwin-DE's common stock.

o    HBDC will have raised not less than $2,000,000 in funding on terms acceptable to Darwin-DE prior to the closing of the Merger.

o    Upon closing of the Merger, Robert Ferguson will resign as the sole director and officer of Darwin-DE and all of its subsidiaries.

o    Upon closing of the Merger, Darwin-DE's board of directors will consist of
     Scott Frohman and Charles Eissa, both of whom are existing directors of
     HBDC, as well as Alvin Clemans, Paul Soltoff, John Harrison, Leon Brauser
     and an additional director to be named later.

o    The Merger Agreement contained customary representations and warranties, pre-closing covenants, and closing conditions, including approval of the
     Merger by HBDC's stockholders.

         As of the date of the Merger Agreement and currently, there are no material relationships between Darwin-DE or any of its affiliates and HBDC, other than in respect of the Merger Agreement.

         The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         As used in this Current Report on Form 8-K, unless the context otherwise requires, the term "the Company" refers to Darwin-DE and its subsidiaries following the closing of the Merger. Information regarding the
Company, HBDC and the principal terms of the Merger are set forth below.

                                     MERGER

         THE MERGER. On November 23, 2005, Darwin-DE entered into the Merger
Agreement with HBDC and Acquisition Sub. Upon closing of the Merger on November
23, 2005, Acquisition Sub was merged with and into HBDC, and HBDC became a wholly-owned subsidiary of Darwin-DE. Pursuant to the terms of the Merger
Agreement, HBDC's name was changed to HBDC II, Inc. and Darwin-DE changed its name to Health Benefits Direct Corporation.

         Pursuant to the Merger Agreement, at closing, stockholders of HBDC received one share of Darwin-DE's common stock for each issued and outstanding share of HBDC's common stock. As a result, at closing Darwin-DE issued 8,291,797 shares of its common stock to the former stockholders of HBDC, representing approximately 59.7% of Darwin-DE outstanding common stock following the Merger, in exchange for 100% of the outstanding capital stock of HBDC. Concurrently with the closing of the Merger, Darwin-DE completed a private offering to accredited investors of units, with each unit consisting of (i) 50,000 shares of its common stock and (ii) a detachable, transferable warrant to purchase 25,000 shares of its common stock, and received gross proceeds of $2,000,000 at the closing of the private placement. See Item 3.02 below.

         The Company assumed all of HBDC's obligations under its outstanding stock options. At the time of the Merger, HBDC had outstanding stock options and warrants to purchase an aggregate of 2,294,500 and 125,000 shares of common stock, respectively, which outstanding options and warrants became stock options and warrants to purchase the same number of shares of Darwin-DE's common stock, after giving effect to the Merger. Neither Darwin-DE nor HBDC had any other options or warrants to purchase shares of capital stock outstanding immediately prior to the closing of the private placement.

         The shares of the Darwin-DE's common stock issued to former holders of
HBDC's common stock in connection with the Merger, and the shares of Darwin DE's common stock and warrants issued in the private placement, were not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by Section 4(2) of that Act and
Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

         In connection with the Merger, 6,851,852 (5,200,000 prior to the
Delaware reincorporation) shares of Darwin-DE common stock owned by Robert
Ferguson, Darwin-DE's president and sole director prior to the Merger, were cancelled. Giving effect to the cancellation of such shares, there were
2,791,471 shares of our common stock outstanding before giving effect to the stock issuances in the Merger and private placement. The 2,791,471 shares constitute Darwin-DE's "public float" prior to the Merger.

         Prior to the closing of the Merger, there were no material relationships between Darwin-DE and HBDC or any of their respective affiliates, directors or officers, or any associates of the respective officers or directors.

         CHANGES RESULTING FROM THE MERGER. The Company intends to carry on
HBDC's business as its sole line of business. The Company has relocated its executive offices to 2900 Gateway Drive, Pompano Beach, FL 33069 and its
telephone number is (954) 944-4447.

         Pre-Merger stockholders of Darwin-NV will not be required to exchange their existing Darwin Resources Corp. stock certificates for certificates of
Darwin-DE, since the OTC Bulletin Board will consider the existing stock certificates as constituting "good delivery" in securities transactions subsequent to the Merger. The American Stock Exchange and Nasdaq SmallCap
Market, where Darwin-DE intends to apply to list its common stock for trading, will also consider the submission of existing stock certificates as "good delivery." Darwin-DE cannot be certain that it will receive approval to list its common stock on any exchange or market.

         The Merger and its related transactions were approved by the holders of a requisite number of shares of (i) HBDC's common stock by written consent in lieu of a meeting on November 23, 2005 and (ii) Darwin-NV's common stock by written consent in lieu of a meeting on November 21, 2005. Under Delaware corporate law, HBDC's stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that HBDC pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

         CHANGES TO THE BOARD OF DIRECTORS. Upon closing of the Merger, Robert
Ferguson resigned as the sole director and officer of Darwin-DE and all of its subsidiaries. Pursuant to the terms of the Merger Agreement, (i) Scott Frohman,
Charles Eissa, Alvin Clemens, Paul Soltoff, John Harrison, Leon Brauser and one
additional person to be named later, were elected as directors of Darwin-DE and
(ii) Scott Frohman, Charles Eissa and Daniel Brauser were elected as directors of HBDC, effective at the closing of the Merger.

         All directors hold office for two-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

         ACCOUNTING TREATMENT; CHANGE OF CONTROL. The Merger is being accounted for as a "reverse merger," since the stockholders of HBDC own a majority of the outstanding shares of Darwin-DE common stock immediately following the Merger.
HBDC is deemed to be the acquiror in the reverse merger and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of HBDC and will be recorded at the historical cost basis of HBDC. Except as described in the previous paragraphs and in "Certain Relationships and Related Transactions," no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company's board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company. Further, as a result of the issuance of the shares of
Darwin DE's common stock pursuant to the Merger, a change in control of the company occurred on the date of the consummation of the Merger. Darwin-DE will continue to be a "small business issuer," as defined under the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), following the Merger.

                           DESCRIPTION OF OUR COMPANY

         Darwin-NV was formed as a Nevada corporation on October 21, 2004 for the purpose of acquiring exploration and development stage natural resource properties. Darwin-NV has been in the development stage since its inception and had not commenced business operations prior to the Merger. On November 22, 2005,
Darwin-NV merged into Darwin-DE for the sole purpose of reincorporating in the
State of Delaware.

         In February 2004, HBDC was formed for the purpose of acquiring, owning and operating businesses engaged in direct marketing and distribution of health and life insurance products, primarily involving the Internet. On September 9,
2005, HBDC acquired three affiliated Internet health insurance marketing companies, Platinum Partners, LLC, a Florida limited liability company, Health
Benefits Direct II, LLC, a Florida limited liability company, and Health
Benefits Direct III, LLC, a Florida limited liability company. These businesses have been in operation since 2004. HBDC issued 7,500,000 shares of its common stock and a warrant to purchase 50,000 shares of its common stock, in the aggregate, in exchange for 100% of the limited liability company interests of these companies.

         After the Merger, the Company succeeded to the business of HBDC as its sole line of business.

                             DESCRIPTION OF BUSINESS

         All references to the "Company" for periods prior to the closing of the
Merger refer to HBDC, and references to the "Company" for periods subsequent to the closing of the Merger refer to Darwin-DE and its subsidiaries.

OVERVIEW

         The Company operates an online insurance marketplace that enables consumers to shop online for individual health and life insurance and obtain insurance company-sponsored quotes for such coverage. The Company is seeking to expand its ownership and operation of Internet insurance marketing companies, internally and through acquisitions. The Company's marketplace brings consumers and insurance companies together online. The Company's service is free to consumers and its principal source of revenue is commissions paid by insurance companies. Specifically, the Company's revenues are in the form of commission fees paid by the carriers to the Company as compensation for policies sold. For each policy issued, the Company is paid a commission based on a specific percentage of premium paid by the consumer to the carrier on a monthly basis for as many months as that consumer pays the carrier for that particular policy.

         The Company believes that with its current strategy of organic growth and acquisitions along with increasing its current product line catering to newly emerging products such as Health Savings Accounts ("HSA"), high-deductible major medical policies and critical illness products, it will be able to establish itself as a dominant organization in this rapidly growing industry.
The Company also has discussed future ideas of strategically purchasing an insurance company that would present an opportunity for the Company to become a re-insurer of its own products, which could add to profitability. In addition, the Company believes that with the emergence and growth in the popularity of
HSAs there will be additional opportunities such as becoming fund managers for these HSA deposits.

         The Company has combined extensive knowledge of the insurance industry, technological expertise and agency relationships with nine insurance companies and has developed what it believes is a sophisticated, integrated online technology platform with call center follow-on services that delivers significant benefits to both consumers and insurance companies.

         Consumers benefit from:

         o        One-stop comparison shopping from multiple insurance companies for multiple products;

         o        Accurate, insurance company-linked quotes;

         o        Easy access to insurance-related information and tools; and

         o        Convenience and privacy without sales pressure.

         Insurance companies benefit from:

         o        Lower client acquisition cost made possible by an
                  Internet-based marketplace;

         o        Scalable customer acquisition processes that allow substantial increases in activity;

         o        Access to customers, screened through an insurance provider's underwriting criteria, who have indicated initial purchasing intent; and

         o        Improved underwriting accuracy.

         The Company's strategy is to provide a leading online insurance marketplace by:

         o        Increasing its insurance company relationships;

         o        Increasing the number of products and services offered;

         o        Increasing the number of states in which the Company's call center personnel are licensed as agents and permitted to
                  consummate sales and add follow-on services; and

         o        Further integrating insurance company-provided filtering and underwriting criteria into the Company's technology platform.

         Commissions related to health insurance accounted for approximately 97%
of the Company's revenues in 2004 and for the nine months ended September 30,
2005. The Company expects that such fees will continue to account for a substantial portion of the Company's revenues for the foreseeable future. The
Company intends to expand product offerings and therefore expects fees related to health insurance to eventually decrease as a percentage of revenues.
Similarly, while fees related to life insurance are expected to increase in the near-term, such revenues are expected to decrease as additional products are offered online.

         The Company has incurred significant losses since inception and intends to continue to invest heavily in product development, sales and marketing and technology infrastructure. As a result, the Company may continue to incur operating losses in the future.

MARKETS

         The Company acts as an independent agent selling insurance and non-insurance products on behalf of a number of unrelated insurance companies.
The Company intends to increase the number and variety of products it sells by developing new products in conjunction with existing insurance companies and by increasing the number of insurance companies for which it acts as agent.

         The Company currently maintains relationships with the following insurance companies:

         o        Continental General Insurance Company (Ceres Group)

         o        Empire and Marine Fire Insurance Company (Zurich)

         o        Golden Rule Life Insurance Company (United Health)

         o        Companion Life Insurance Company

         o        Protective Life Corporation

         o        Jefferson National Life Insurance Company (Inviva)

         o        Fortis Life Insurance Company

         o        Chase Insurance Company

         o        Empire General Life Insurance Company

         The Company has, in its short time in the industry, had multiple successes working with many of these insurance companies developing and refining products and processes new to the industry.

INCREASE IN DEMAND FOR INDIVIDUAL POLICIES

         The number of individuals seeking personal health insurance policies, rather than relying on group plans sponsored by their employers, has increased dramatically over the past five years. Much of this increase in demand stems from higher costs related to participating in group insurance plans or employers dropping health insurance coverage in efforts to trim expenses. Specifically, according to the 2005 Annual Employer Health Benefits Survey by the Kaiser
Family Foundation in Menlo Park, Calif., and the Health Research & Educational
Trust in Chicago, employers in the United States offering health insurance dropped to 60 percent in 2005 from 69 percent in 2000 and the percentage of U.S.
workers covered by their employers' health insurance plan dropped to 60 percent from 63 percent in 2000.

INSURANCE LANDSCAPE

         Insurance companies and independent agents operate in a highly competitive environment. A significant amount of insurance continues to be sold by agents to individuals utilizing interpersonal contact. The Internet represents an efficient channel to connect the insurance companies with their customers. However, the traditional insurance companies and individual agents are not yet fully utilizing Internet technologies to sell products.

         Individual consumers are increasingly utilizing the Internet for education, information and to purchase products. The Company believes that it has insurance sales and technological expertise to efficiently match insurance company products with insurance customer needs over the Internet.

TRADITIONAL AGENCIES AND AGENTS

         Traditional agents are restricted to their immediate geographic location and therefore generally require highly targeted and expensive leads to generate sufficient sales to provide adequate financial compensation. Insurance companies must pay high enough commissions to provide sufficient incentive for agents, while responding to pressure to maintain or lower their commission expenses. Taken together - the high cost of generating quality leads, the physical limits on agents in regards to setting and commuting to appointments, and the industry need for competitively priced products - the Company believes traditional agencies and agents must find a more efficient sales model.

ONLINE AGENCIES

         While the idea of accepting, processing, and issuing policies without any consumer/agent interaction can be much more cost efficient when compared to the classic models, it often disregards the complexity and cost of insurance products. Consumers who are willing to purchase relatively simple, low cost and low risk items such as compact discs, flowers and books over the Internet may not be willing to purchase complicated and higher cost items such as health and related insurance policies in the same manner. Further, consumers who buy other items on the Internet may prefer to discuss insurance decisions with an insurance agent. Finally, consumers may be unwilling to divulge highly personal medical, financial and other information over the Internet.

THE COMPANY'S OPERATING MODEL

         The Company's operating model combines the Internet and the agent to address the issues of high costs and inefficiency in the traditional agency and the reluctance of insurance customers to purchase personal, complex and relatively expensive products online without the help of a professional. The
Company's technology utilizes the expansive reach and speed of the Internet to instantly provide a prospective customer with product information regardless of his or her location. At the same time, the customer can initiate an online request for an immediate phone call from one of the Company's licensed insurance agent employees to receive additional assistance to make the purchase.

OPPORTUNITY

         The Company seeks to:

         o        develop additional insurance and related products;

         o        increase the number of insurance companies that it represents;
                  and

         o        improve its technologies and methods to target those
                  individual insurance customers who are currently underserved by, or do not respond to, the traditional insurance sales
                  methods.

COMPETITION

         Several other companies pursue online Internet insurance sales, including Insweb, Quotesmith.com and Esurance.com. The Company recognizes that the barriers of entry into its business are low and that better funded online companies, or a conglomerate of health insurance companies could, at any time, develop an online platform that competes directly with the Company, thus resulting in a material adverse effect on the Company's business.

EMPLOYEES

         The Company currently has 90 employees, including licensed agents, comprised mostly of employees of the Company's operating subsidiaries acquired following the reorganization of the Company's three operating subsidiaries. All of the 90 employees are full-time employees. We enjoy good employee relations.

None of our employees are members of any labor union and we are not a party to any collective bargaining agreement.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         The Company currently utilizes proprietary software to support its
Internet platform and proprietary processes and procedures related to customer acquisitions and insurance product sales. The Company protects its intellectual property through existing laws and regulations and by contractual restrictions.
It relies upon copyright law, trade secret protection and confidentiality or license agreements with its employees, customers, partners and others to help protect intellectual property. The Company does not have any patents or patent-pending technology or own any other intellectual property.

GOVERNMENT REGULATION

         The Company's insurance activities are subject to governmental regulation at both the state and federal level. The Company's non-insurance activities are subject to government regulation much like many other non-insurance companies. The insurance companies, whose products the Company sells, are also subject to governmental regulation at both the state and federal level. In addition, there are still relatively few laws or regulations specifically addressed to the Company's Internet activities. As a result, the manner in which existing laws and regulations should be applied to the Internet in general, and how they relate to the Company's businesses in particular, is unclear in many cases. Such uncertainty arises under existing laws regulating matters, including user privacy, defamation, pricing, advertising, taxation, gambling, sweepstakes, promotions, content regulation, quality of products and services, and intellectual property ownership and infringement.

         The Company will post privacy policy and practices concerning the use and disclosure of any user data on the Company's websites. Failure to comply with posted privacy policies, Federal Trade Commission requirements, or other domestic or international privacy-related laws and regulations could result in governmental proceedings. There are a large number of legislative proposals before the U.S. Congress and various state legislative bodies regarding privacy issues. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could harm the Company's business through a decrease in use and revenue.

CORPORATE INFORMATION

         The Company's corporate headquarters are located at 2900 Gateway Drive,
Pompano Beach, FL 33069. The Company's telephone number is (954) 944-4447, and its fax number is (954) 691-4010.

FACILITIES

         The Company currently leases 10,312 square feet in an office building located at 2900 Gateway Drive, Pompano Beach, FL 33069. The lease provides for monthly payments of $11,600 (which increases to $11,948 beginning February 9,
2006), and terminates on February 8, 2007, with the option to renew for three years. In the event the extension option is exercised, monthly rents will increase from $12,306 to $13,055 during such three-year period.

LITIGATION

         We are involved in lawsuits, claims and legal proceedings as is normal in the ordinary course of our business. Any possible adverse outcome arising from these matters is not expected to have a material impact on our results of operation or financial position, either individually or in the aggregate.
However, our evaluation of the likely impact of these pending lawsuits could change in the future. If the potential loss from any claim or legal proceeding is probable and can be estimated, we will accrue a liability for estimated settlements and incurred but unpaid legal fees for services performed to date.
In our opinion, the ultimate resolution of these matters will not have a materially adverse effect on our financial position, liquidity or results of operations.

FORWARD-LOOKING STATEMENTS

         This Current Report on Form 8-K contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Exchange
Act). To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking.
Forward-looking statements can be identified by the use of words such as
"expects," "plans" "will," "may," "anticipates," "believes," "should,"
"intends," "estimates," "projects" and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include those outlined in "Risk Factors" below and include, without limitation, the Company's limited and unprofitable operating history, the ability to raise capital to finance the growth of the Company's service offerings, the ability to increase its relationships with insurance companies and other providers, the effectiveness, profitability and the marketability of those offerings, the concentration of the Company's revenue among a few sources, the ability to identify, structure and integrate acquisitions, the ability of the Company to operate as a public company, the ability of the Company to comply with the regulatory requirements of the insurance industry, the Company's ability to protect its proprietary information, general economic and business conditions, the impact competition, the Company's expectations and estimates concerning future financial performance and financing plans, adverse results of any legal proceedings, the impact of current, pending or future legislation and regulation on the insurance and/or Internet industry, the volatility of the
Company's operating results and financial condition, the Company's ability to attract or retain qualified senior management personnel, including sales and marketing and technical personnel and other risks detailed from time to time in the Company's filings with the SEC, or otherwise.

         Information regarding market and industry statistics contained in this
Report is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities Offerings or economic analysis.
The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this
Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         All references to the "Company" for periods prior to the closing of the
Merger refer to HBDC, and references to the "Company" for periods subsequent to the closing of the Merger refer to Darwin-DE and its subsidiaries.

         THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION
CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN
THIS CURRENT REPORT ON FORM 8-K .

OVERVIEW

         Platinum Partners, LLC., d/b/a Health Benefits Direct, was formed under the laws of the State of Florida in January 2004 with the name "Platinum
Partners, LLC." Platinum Partners II LLC was formed under the laws of the State of Florida in August of 2004 with the name "Platinum Partners II, LLC." Platinum
Partners II, LLC is the sole member of Health Benefits Direct II, LLC. On
September 9, 2005, Health Benefits Direct Corporation (HBDC) was formed as a
Delaware Corporation. Simultaneously, the Members of Platinum Partners I, LLC
and Platinum Partners II, LLC exchanged their ownership interest in the LLC's for a pro rata exchange share of HBDC. As a result of the reorganization, HBDC is the sole member of the existing LLC's and is doing business as "Health
Benefits Direct."

         The Company specializes in the direct marketing of health, life and related insurance products to individuals, families and groups. The Company has developed proprietary technology and processes to connect prospective insurance customers with the Company's agents and service personnel using an integrated on-line platform with call center follow up. The Company employs licensed agents supported by verification, underwriting, customer service and technology employees for the purpose of providing immediate information to prospective customers and selling insurance products. The Company receives commission and other fees from the insurance companies for the sale of their products.

CRITICAL ACCOUNTING POLICIES

         Financial Reporting Release No. 60, which was released by the
Securities and Exchange Commission (the "SEC"), encourages all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The Company's consolidated financial statements include a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

         The Company follows the guidance of the SEC's Staff Accounting Bulletin
104 for revenue recognition. Insurance premium commissions are recognized pro-rata over the terms of the policies. The unearned portion of premium commissions is included in the consolidated balance sheet as a liability for unearned commission advances. The Company receives fees for the placement and issuance of insurance policies that are in addition to, and separate from, any sales commissions paid by insurance companies. As these policy fees are not refundable and the Company has no continuing obligation, all such revenues are recognized on the effective date of the policies or, in certain cases, the billing date, whichever is later.

         Use of Estimates - Management's discussion and analysis or plan of operations is based upon the Company consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to allowances for doubtful accounts receivable and long-lived assets. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

                                       10

RESULTS OF OPERATIONS

REVENUES

         For the nine months ended September 30, 2005, the Company generated revenues of $1,627,330 compared to $628,177 for the prior period ended September
30, 2004, an increase of approximately 159%. The primary reasons for the increase in revenues is the increase in number of licensed insurance agents employed by the Company and the increase of the number of products being sold.

TOTAL OPERATING EXPENSES

         The Company's total operating expenses increased approximately 155% for the nine months ended September 30, 2005 as compared to the nine months ended
September 30, 2004. These increases include:

         Salaries and Benefits Expense - salaries and benefits expense consists of personnel cost and sales commissions expense. For the nine months ended
September 30, 2005, salaries and benefits costs were $1,912,233 as compared to
$435,454 for the prior period ended September 30, 2004, an increase of
$1,476,779 or approximately 339%. These increases were the result of additional personnel employed by the Company and sales commission expense.

         Management Salaries - management salaries expense consists of salaries to the founders of the Company. For the nine months ended September 30, 2005, management salaries were $472,500 as compared to $367,500 for the prior period ended September 30, 2004, an increase of $105,000 or approximately 29%. These increases were primarily attributable to a full nine months expense for the period ended September 30, 2005 and only seven months for the prior period ended
September 30, 2004.

         Lead Cost - lead cost consists of the cost to generate internal leads and purchase leads from external vendors. For the nine months ended September
30, 2005, lead expense was $491,876 as compared to $276,153 for the prior period ended September 30, 2004, an increase of $215,723 or approximately 78%. This increase was primarily attributable to the increased number of insurance agents.

         Facilities Expenses - the Company's facilities expenses consists of rent expenses and utilities. For the nine months ended September 30, 2005, facilities expenses were $132,425 as compared to $88,496 for the prior period ended September 30, 2004, an increase of $43,929 or approximately 50%. This increase is primarily attributed to a full nine months of rent for the current period and only seven months of rent for the period ended September 30, 2004.

         Other Selling, General and Administrative Expenses - other selling, general and administrative expenses consist primarily of legal, accounting, human resources, telecommunications, office supplies, depreciation and corporate governance and compliance. For the nine months ended September 30, 2005, other selling, general and administrative expenses were $537,495 as compared to
$222,283 for the prior nine months ended September 30, 2004, an increase of
$315,212 or approximately 142%. These increased other selling, general and administrative expenses reflect increases in professional fees, telecommunications, depreciation, computer expenses, office supplies and other fixed expenses resulting from growth stage companies.

LIQUIDITY AND CAPITAL RESOURCES

         At September 30, 2005, the Company had a cash balance of $16,192 and a working capital deficit of $2,791,324. Net cash used in operations was $734,908 for the nine months ended September 30, 2005, as compared to net cash used in operations of $331,519 for the prior period ended September 30, 2004. For the nine months ended September 30, 2005, the Company used cash to fund the Company loss of $1,937,989 offset by non-cash items such as depreciation expense of

                                       11

$59,515, accrued management salaries of $472,500 and unearned commission advances totaling $447,406, as well as changes in assets and liabilities of
$223,660.

         Net cash used by investing activities for the nine months ended
September 30, 2005 was $207,987 as compared to net cash used in investing activities of $172,932 for the prior period ended September 30, 2004. For the nine months ended September 30, 2005 and 2004, the primary use of the cash was to purchase fixed assets.

         Net cash provided by financing activities for the nine months ended
September 30, 2005 was $945,570 as compared to $521,500 for the prior period ended September 30, 2004. For the nine months ended September 30, 2005, the
Company utilized $209,000 from the line of credit as described in Note 3 of the
Notes to Consolidated Financial Statements appearing elsewhere herein. The
Company also received $186,400 from the sale of common stock and, $550,170 from stockholders' loans.

         To fund its operations and strategic acquisitions, the Company is seeking to raise additional capital through sale of common stock and warrants.

CAUTIONARY FACTORS THAT MAY AFFECT FUTURE RESULTS

         This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called
"forward-looking statements," all of which are subject to risks and uncertainties. One can identify these forward-looking statements by their use of words such as "expects," "plans," "will," "estimates," "forecasts," "projects"
and other works of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company's growth strategy, financial results, and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company's forward-looking statements. These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

         The Company does not assume the obligation to update any
forward-looking statement. One should carefully evaluate such statements in light of factors described in the Company's filings with the SEC, especially on
Forms 10-KSB, 10-QSB and 8-K. In various filing the Company has identified important factors that could cause actual results to differ from expected or historic results. The Company notes these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. One should understand that it is not possible to predict or identify all such factors. Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk.
Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this
Current Report on Form 8-K, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the
Company will face. If any of these risks actually occur, the Company's business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

                                       12

RISKS RELATING TO THE COMPANY

THE COMPANY'S LIMITED OPERATING HISTORY MAKES EVALUATION OF ITS BUSINESS
EXTREMELY DIFFICULT.

         HBDC was incorporated in September 2005 as a successor to three independent, but affiliated operating companies that began operations in 2004.
HBDC has limited historical data upon which to forecast operating expenses or future needs and operating results. HBDC's limited operating history will make it difficult for investors to evaluate the Company's business and prospects.
Investors must consider the Company's prospects in light of the risks, expenses and difficulties it faces as an early stage company with a limited operating history, new organizational structure and operating in a highly regulated and competitive industry. The Company will also be exposed to additional risks as a result of its plan to acquire additional operating companies under its newly adopted holding company structure that will be exposed to all of the risks the
Company presently faces.

HBDC HAS A HISTORY OF LOSSES, EXPECTS FUTURE LOSSES AND IT MAY NOT ACHIEVE OR
MAINTAIN PROFITABILITY.

         The Company's ability to achieve profitability will depend upon its ability to generate and sustain substantially increased revenues. While the
Company believes it will achieve break even within the next few fiscal quarters, the Company believes that it may incur substantial operating losses in the future as it executes its growth strategy. HBDC incurred operating losses of
$1,127,857 for the year ended December 31, 2004 and $1,937,989 for the nine months ended September 30, 2005. The Company intends to make significant expenditures related to marketing, hiring of additional personnel and development of its website, technology and infrastructure. HBDC's revenue has historically been unpredictable and may remain so for the foreseeable future.
The Company's operating results for future periods are subject to numerous uncertainties, and the Company may not achieve sufficient revenues to become profitable. Even if the Company achieves profitability, it may not sustain or increase profitability on a quarterly or annual basis in the future.

AN INVESTOR IN THE COMMON STOCK MUST CONSIDER THE UNCERTAINTIES FACING EARLY
STAGE COMPANIES IN NEW AND HIGHLY REGULATED INDUSTRIES.

         An investor in the common stock must consider the uncertainties facing early stage companies in new and highly regulated industries. These uncertainties include:

         o        an evolving business model which makes future success
                  uncertain and an investment in the common stock highly
                  speculative;

         o        the uncertainty and the extent to which consumers will accept the Internet as a viable tool for comparison shopping for
                  insurance;

         o        the lack of a well-developed brand which may limit the
                  Company's ability to attract users to its website and to close insurance sales;

         o        the potential development of comparable services and lack of barriers to entry by better funded competitors and traditional insurance companies; and

         o        the Company's new corporate organization, lack of experience in managing acquisitions, regulatory and public reporting
                  requirements and the Company's anticipated growth could lead to management distractions and higher than expected operating expenses.

                                       13

THE COMPANY MAY NEED TO SEEK ADDITIONAL FINANCING IN THE FUTURE THAT MAY NOT BE
AVAILABLE ON REASONABLE TERMS OR AT ALL.

         Until the Company is able to achieve profitability, which it may not achieve, it will need to seek additional financing to continue its business operations. Such financing could be on terms that are dilutive to existing stockholders and could involve the issuance of securities that have rights and preferences that are senior to those associated with the common stock. Moreover, if such financing were not available or were available only upon terms that were unacceptable, the Company could be required to significantly curtail operations.

         The Company has no committed sources of additional capital. HBDC's organizational and offering activities had been financed by the founders and with $225,000 of privately placed securities during September 2005. The Company will need additional funds to support its growth, fund future acquisitions, pursue business opportunities, react to unforeseen difficulties or to respond to competitive pressures. There can be no assurance that any financing arrangements will be available in amounts or on terms acceptable, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in further dilution to existing stockholders. If the Company raises additional funds through the issuance of debt, it will be required to service that debt and is likely to become subject to restrictive covenants and other restrictions contained in the instruments governing that debt, which may limit the Company's operational flexibility. If adequate additional funds are not available, the
Company may be required to delay, reduce the scope of or eliminate material parts of the implementation of its business strategy, including the possibility of additional acquisitions or internally developed businesses.

BECAUSE SUBSTANTIALLY ALL OF THE COMPANY'S REVENUE IS ATTRIBUTABLE TO HEALTH
INSURANCE PURCHASED ON THE COMPANY'S ONLINE MARKETPLACE, THE COMPANY IS
ESPECIALLY VULNERABLE TO RISKS RELATED TO THE ONLINE MARKET FOR HEALTH INSURANCE
AND THE HEALTH INSURANCE AND MEDICAL INDUSTRY GENERALLY.

         Health insurance commissions accounted for approximately 97% of revenues in the year ended December 31, 2004 and the nine months ended September
30, 2005. The Company anticipates that health insurance commissions will continue to account for a substantial portion of the Company's revenues for the foreseeable future. As a result, if the Company fails to attract a broad base of consumers to shop for health insurance on its website, or if changes in the health insurance industry make electronic commerce a less attractive means to shop for this type of insurance, the Company's ability to generate revenue will be significantly reduced and its business will be harmed. In addition, the
Company's business is likely to be affected by any events or changes that affect the health insurance industry as a whole.

THE COMPANY'S PLANS TO EXPAND OPERATIONS COULD RESULT IN SIGNIFICANT
EXPENDITURES, AND THE COMPANY MAY NOT GENERATE SUFFICIENT REVENUE TO OFFSET
THESE EXPENDITURES.

         The Company intends to expand operations by, among other things:

         o        introducing additional insurance products, including increased varieties of health and life insurance;

         o        increasing the Company's insurance company relationships and expanding the number of states in which the Company and its participating insurance companies may offer coverage through the Company's online marketplace;

         o        increasing the level of technology integration with the
                  Company's participating insurance companies;

                                       14

         o        expanding the Company's geographic coverage; and

         o        extending the Company's market presence through Internet
                  portals, financial institutions, websites, such as insurance shopping sites, and other online companies.

         The Company may not be able to achieve expansion in a cost-effective or timely manner, or these efforts may not increase the overall market acceptance of its products and services. Expansion of the Company's operations will require significant additional expenditures and could strain management, financial, and operational resources. The lack of market acceptance of its business model for acquiring insurance products or the Company's inability to generate enough revenue from expanded services or products to offset their costs could significantly harm the Company's business.

BECAUSE A LIMITED NUMBER OF INSURANCE COMPANIES ACCOUNT FOR A MAJORITY OF THE
COMPANY'S REVENUES, THE LOSS OF A SINGLE INSURANCE COMPANY RELATIONSHIP COULD
RESULT IN A SUBSTANTIAL DROP IN THE COMPANY'S REVENUES.

         Three carrier's commissions cumulatively account for 90% of HBDC's 2005 revenues. These are Protective Life Corporation, Consumers Choice USA and
Continental General Insurance Company. At HBDC's inception and until the last quarter of 2004, Protective Life Corporation commissions accounted for 100% of
HBDC's revenues. Should Protective Life Corporation cease to participate in the
Company's online marketplace, or should it change its filtering criteria in a way that reduces the proportion of consumers that are offered quotes from that insurance company, the Company's operating results could be materially harmed.
Because of the broad market presence of some of the Company's participating insurance companies, the Company expects to continue to generate a substantial portion of its revenues from a limited number of insurance companies for the foreseeable future.

THE COMPANY DOES NOT HAVE EXCLUSIVE RELATIONSHIPS OR LONG-TERM CONTRACTS WITH
INSURANCE COMPANIES.

         The Company does not have any exclusive relationship with any insurance companies. Thus, the Company's customers may seek to use the Company's services but may also be able to obtain quotes and coverage from these insurance companies directly without using the Company's website, including from the insurance companies and their traditional agents and brokers, directly.
Insurance companies can also offer their products and services over the
Internet, either directly to consumers or through online competitors. In addition, most of the Company's agreements with participating insurance companies are cancelable at the option of either party.

THE COMPANY MAY MAKE ACQUISITIONS, WHICH COULD DIVERT MANAGEMENT'S ATTENTION,
CAUSE OWNERSHIP DILUTION TO STOCKHOLDERS AND BE DIFFICULT TO INTEGRATE.

         The Company's business strategy depends in part upon its ability to identify, structure and integrate acquisitions that are complementary with its business. Acquisitions, strategic relationships and investments in the technology and Internet sectors involve a high degree of risk. The Company may also be unable to find a sufficient number of attractive opportunities, if any, to meet its objectives. Although many technology and Internet companies have grown in terms of revenue, few companies are profitable or have competitive market share. The Company's potential acquisitions, relationships or investment targets and partners may have histories of net losses and may expect net losses for the foreseeable future.

         Acquisition transactions are accompanied by a number of risks that could harm the Company and its business, operating results and financial condition:

                                       15

         o        the Company could experience a substantial strain on its
                  resources, including time and money, and it may not be
                  successful;

         o        management's attention may be diverted from ongoing business concerns;

         o        while integrating new companies, the Company may lose key
                  executives or other employees of these companies;

         o        the Company could experience customer dissatisfaction or
                  performance problems with an acquired company or technology;

         o        the Company may become subject to unknown or underestimated liabilities of an acquired entity or incur unexpected expenses or losses from such acquisitions;

         o        the Company may face difficulty in obtaining audited financial statements required for SEC reporting and may face SEC and/or
                  NASD regulatory scrutiny, including possible penalties and sanctions; and

         o        the Company may incur possible impairment charges related to goodwill or other intangible assets or other unanticipated events or circumstances, any of which could harm the Company's business.

         Consequently, the Company might not be successful in integrating any acquired businesses, products or technologies, and might not achieve anticipated revenue and cost benefits.

THE COMPANY MAY NOT BE ABLE TO EFFECTIVELY MANAGE ITS GROWTH, WHICH WOULD
ADVERSELY AFFECT ITS BUSINESS STRATEGY.

         The Company's strategy envisions growing its business. If the Company fails to effectively manage its growth, its financial results could be adversely affected. The Company must continue to refine and expand its business development capabilities, systems and processes and access to financing sources.
As the Company grows, it must continue to hire, train, supervise and manage new employees. The Company cannot assure investors that it will be able to:

         o        meet its capital needs;

         o        expand its infrastructure effectively or efficiently or in a timely manner;

         o        allocate human resources optimally;

         o        identify, hire or retain qualified employees; or

         o        incorporate effectively the components of any business that may be acquired in an effort to achieve growth.

         If the Company is unable to manage its growth, its operations and financial results could be adversely affected.

                                       16

THE COMPANY HAS LIMITED EXPERIENCE OPERATING AS A PUBLIC COMPANY.

         Prior to the closing of the Merger, HBDC had always operated as a private company. Certain members of the Company's management have limited or no experience operating a company whose securities are traded or listed on an exchange, nor with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly traded company. The Company anticipates that continued growth and plans to become an SEC reporting company will require the Company to recruit, hire, train and retain a substantial number of new, highly qualified personnel.

THE COMPANY DEPENDS ON ITS KEY PERSONNEL AND THE LOSS OF THEIR SERVICES WOULD
ADVERSELY AFFECT THE COMPANY'S OPERATIONS.

         If the Company is unable to maintain key personnel and attract new employees, the execution of the Company's business strategy may be hindered and its growth limited. The Company believes that its success is largely dependent on the continued employment of its senior management. If one or more of these individuals were unable or unwilling to continue in their present positions, the
Company's business could be seriously harmed.

DELAWARE LAW AND THE COMPANY'S CHARTER DOCUMENTS CONTAIN PROVISIONS THAT COULD
DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER, EVEN IF SUCH A TRANSACTION WOULD BE
BENEFICIAL TO THE COMPANY'S STOCKHOLDERS.

         Provisions of Delaware law and the Company's Certificate of
Incorporation and By-Laws could make more difficult the acquisition of the
Company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. See "Description of Capital Stock."

RISKS RELATING TO THE COMPANY'S BUSINESS

IF INSURANCE COMPANIES DO NOT PERMIT THE COMPANY TO OFFER THEIR PRODUCTS OR
THEIR PRODUCTS AND SERVICE ARE NOT DESIRABLE, BUSINESS WILL SUFFER.

         The Company's opportunity to succeed depends on the quality of the products and services available for sale to its consumers from participating insurance companies, including timely responses to requests for quotes or coverage. If participating insurance companies do not provide high-quality products and services, or properly service the policies they sell, the Company's business may be harmed and the Company's reputation damaged. In addition, if participating insurance companies were to discontinue their business, be downgraded by insurance company rating services, suffer financial declines, or be affected by trends in the insurance industry, the Company's business would be adversely affected.

LAWS AND REGULATIONS THAT GOVERN THE INSURANCE INDUSTRY COULD EXPOSE THE
COMPANY, OR PARTICIPATING INSURANCE COMPANIES, TO LEGAL PENALTIES FOR FAILURE TO
COMPLY, OR COULD REQUIRE CHANGES BE ADOPTED TO THE COMPANY'S BUSINESS.

         The Company performs functions for licensed insurance companies and is required to comply with a complex myriad of federal and state rules and regulations. Rules and regulations applicable to the insurance business vary, often dramatically, from state to state. If the Company fails to comply with these rules and regulations, the Company could be subject to fines, penalties, sanctions, and restrictions on its activities. Insurance regulators have the ability to issue cease-and-desist orders, penalties, and to investigate the
Company's business practices and methods. This risk, as well as changes in regulations or regulatory acceptance of the Company's activities, or the enforcement or interpretation of existing law, could expose the Company to additional costs, including indemnification of participating insurance companies

                                       17

for their costs, and could require changes to the Company's business or otherwise harm the Company's business.

         The Company intends to expand operations to include new products and services and to offer existing and new products in new jurisdictions within the
United States, which may require the Company to comply with additional laws and regulations. If the Company fails to adequately comply with these laws and regulations, its ability to offer some products or services in a particular jurisdiction could be delayed or prevented and the Company's business could be harmed. Compliance with these laws and regulations and those of other jurisdictions into which the Company expands may require the Company to obtain appropriate business licenses, make necessary filings and obtain necessary bonds, appoint agents and make periodic business reports.

THE COMPANY MAY HAVE DIFFICULTY INTEGRATING ADDITIONAL INSURANCE COMPANIES INTO
ITS ONLINE MARKETPLACE.

         Integration of new insurance companies requires a significant amount of time and resources as well as significant cooperation from the insurance company. Integration is a technologically difficult process. Insurance companies may not be willing to invest the time and resources necessary to successfully integrate, or the Company may not be able to overcome the technological difficulties associated with, or devote the time and resources necessary to, integration. Maintaining and updating information from participating insurance companies also requires cooperation and involves costs, time, and resources which might not be cost effective or possible.

UNCERTAINTY IN THE MARKETPLACE REGARDING THE USE OF PERSONAL INFORMATION OR
PROPOSED LEGISLATION COULD REDUCE DEMAND FOR THE COMPANY'S SERVICES AND RESULT
IN INCREASED EXPENSES.

         Concern among consumers and legislators regarding the use of personal information gathered from Internet users could create uncertainty in the marketplace. This could reduce demand for the Company's services, increase the cost of doing business as a result of new security measures, possible litigation or otherwise, or increase service delivery costs, or otherwise harm the
Company's business. Many state insurance codes limit the collection and use of personal information by insurance companies, agents, or insurance service organizations.

IF THE COMPANY IS UNABLE TO SAFEGUARD THE SECURITY AND PRIVACY OF ONLINE
TRANSACTIONS AND CONFIDENTIAL DATA, THE COMPANY'S BUSINESS MAY BE HARMED.

         A significant aspect of the Company's business involves the transmission of personally identifiable information of Internet users, as well as other confidential information, over public networks. Security issues in
Internet transactions and online commerce exist although the Company endeavors to utilize advanced protection from the threat of improper access to the
Company's networks and transaction data. If any compromise or breach of security were to occur, it could harm the Company's reputation and expose it to possible liability. Even if such breach were to occur to one of the Company's competitors, or other Internet based concern, in particular if it involves an insurance company or financial institution, such event could hurt the Company's business. A lack of confidence in online security in general could impact the
Company's business. Avoidance of the Company's security measures could result in a misappropriation of the Company's proprietary information or create interruptions in operations. The Company may be required to make significant expenditures to continually upgrade and protect against security breaches and to alleviate problems caused by breaches or deficiencies in its security protections.

                                       18

IF THE COMPANY IS UNABLE TO PROMOTE ITS BRAND AND EXPAND ITS BRAND RECOGNITION,
THE COMPANY'S ABILITY TO DRAW CONSUMERS TO ITS WEBSITE WILL BE LIMITED.

         A number of companies offer services that are similar to and are competitive with the Company. Establishing and maintaining the Company's brand may be a critical element in retaining clients and securing additional customers. The Company's relationships with participating insurance companies and new insurance companies that participate with the Company is critical to the
Company's profitably and business plan. The Company currently uses online advertising and marketing services and television advertisements to promote its services. If such marketing efforts do not generate sufficient revenue or the
Company otherwise fails to successfully promote its product offerings, or if these efforts require excessive expenditures, the Company's business success will be jeopardized. If users of the Company's website do not perceive the
Company's existing services or the products and services of participating insurance companies to be of high quality, or if the Company alters or modifies its brand image, introduces new services or enters into new business ventures that are not successful, the Company's business would be harmed.

THE COMPANY INCORPORATES THIRD-PARTY TECHNOLOGIES AND SERVICES INTO ITS ONLINE
MARKETPLACE, AND IF THE PROVIDERS OF THESE TECHNOLOGIES AND SERVICES FAIL IN A
TIMELY MANNER TO DEVELOP, LICENSE OR SUPPORT TECHNOLOGY NECESSARY TO THE
COMPANY'S SERVICES, MARKET ACCEPTANCE OF THE COMPANY'S ONLINE MARKETPLACE COULD
BE HARMED.

         The Company has incorporated technology developed by third parties into it online marketplace, and will continue to incorporate third-party technology in future products and services. The Company has limited control over whether or when these third-party technologies will be developed or enhanced. If a third-party fails to timely develop, license or support technology necessary to the Company's services, market acceptance of the Company's online marketplace could be harmed.

THE COMPANY MAY EXPERIENCE TECHNOLOGICAL PROBLEMS OR SERVICE INTERRUPTIONS WITH
INDIVIDUAL INSURANCE COMPANIES, WHICH COULD HARM THE QUALITY OF SERVICE ON THE
COMPANY'S WEBSITE.

         Several participating insurance companies require that the Company's web servers communicate with their computer systems in order to perform the filtering and risk analysis functions required to generate quotes. The availability of quotes may be dependent upon the reliability of the insurance company's own computer systems, over which the Company has no control. A malfunction in an insurance company's computer system or in the Internet connection between the Company's web servers and the insurance company system, or an excess of data traffic could result in a delay in the delivery of e-mail or quotes or could cause an insurance company that provides instant quotes to become unavailable until the problem is remedied. A computer malfunction could cause an insurance company to quote erroneous rates, in which case the insurance company would be required to take itself offline until the malfunction can be corrected. Technological problems with or interruption of communications with an insurance company's computer systems could materially reduce the number of competing insurance companies available to provide quotes, and therefore the level of service perceived by consumers, on the Company's online marketplace.

THE COMPANY'S FACILITIES AND SYSTEMS ARE VULNERABLE TO NATURAL DISASTERS AND
OTHER UNEXPECTED LOSSES, AND IT MAY NOT HAVE ADEQUATE INSURANCE TO COVER SUCH
LOSSES.

         The Company's computer hardware operations are located in leased facilities in Pompano Beach, Florida. The Company also maintains an off-site backup system. The Company's geographic location is susceptible to hurricanes and other natural disasters. If such location experienced a system failure, the performance of the Company's website would be harmed. These systems are also vulnerable to damage from fire, floods, power loss, telecommunications failures,

                                       19

break-ins and similar events. If the Company seeks to replicate its systems at other locations, it will face a number of technical challenges, particularly with respect to database replications, which it may not be able to address successfully. Although the Company carries property insurance, its coverage may not be adequate to compensate for all losses that may occur. The Company's servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.

THE COMPANY RELIES ON THIRD PARTY CO-LOCATION PROVIDERS, AND A FAILURE OF
SERVICE BY THESE PROVIDERS COULD ADVERSELY AFFECT THE COMPANY'S BUSINESS AND
REPUTATION.

         The Company relies upon third party co-location providers to host the
Company's main servers. In the event that these providers experience any interruption in operations or cease operations for any reason or if the Company is unable to agree on satisfactory terms for continued hosting relationships, the Company would be forced to enter into a relationship with other service providers or assume hosting responsibilities. If the Company is forced to switch hosting facilities, it may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers itself. The
Company may also be limited in its remedies against these providers in the event of a failure of service. In the past, short-term outages have occurred in the service maintained by co-location providers which could recur. The Company also may rely on third party providers for components of its technology platform, such as hardware and software providers, credit card processors and domain name registrars. A failure or limitation of service or available capacity by any of these third party providers could adversely affect the Company's business and reputation.

QUARTERLY RESULTS OF OPERATIONS MIGHT FLUCTUATE DUE TO CHANGES IN THE SEARCH
ENGINE BASED ALGORITHMS, WHICH COULD ADVERSELY AFFECT THE COMPANY'S REVENUE AND
IN TURN THE MARKET PRICE OF ITS COMMON STOCK.

         The Company's revenue is heavily dependent on how search engines treat the Company's content in their indexes. In the event search engines determine that the Company's content is not high quality, such search engines may not rank the Company's content as highly in their indexes resulting in a reduction in the
Company's traffic, which may cause lower than expected revenues. The Company is greatly dependent on a small number of major search engines, namely Google,
Yahoo!, MSN, and AOL. Search engines tend to adjust their algorithms periodically and each adjustment tends to have an impact on how the Company's content ranks in their indexes. These constant fluctuations could make it difficult for the Company to predict future revenues.

THE COMPANY MAY BE SUBJECT TO LITIGATION FOR INFRINGING THE INTELLECTUAL
PROPERTY RIGHTS OF OTHERS.

         The Company's success will depend, in part, on its ability to protect its intellectual property and to operate without infringing on the intellectual property rights of others. There can be no guarantee that any of the Company's intellectual property is adequately safeguarded, or that they will not be challenged by third parties. Moreover, the Company could be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit the Company's ability to use certain critical technologies.

         Any patent litigation could negatively impact the Company's business by diverting resources and management attention from other aspects of the business and adding uncertainty as to the ownership of technology and services that the
Company views as proprietary and essential to the Company's business. In addition, a successful claim of patent infringement against the Company and the
Company's failure or inability to license the infringed or similar technology on reasonable terms, or at all, could have a material adverse effect on the
Company's business.

                                       20

RISKS RELATING TO THE COMPANY'S INDUSTRY

INCREASED COMPETITION MAY NEGATIVELY IMPACT THE COMPANY'S REVENUES.

         The Company expects competition to intensify in the future because current and new competitors can enter the Company's market with little difficulty. The barriers to entering the Company's market are relatively low.
These factors could adversely affect the Company's competitive position.

         Some of the Company's competitors, as well as potential entrants into the Company's market, may be better positioned to succeed in this market. They may have:

         o        longer operating histories;

         o        more management experience;

         o        an employee base with more extensive experience;

         o        a better ability to service customers in multiple cities in the United States and internationally by virtue of the
                  location of sales offices;

         o        larger customer bases;

         o        greater brand recognition; and

         o        significantly greater financial, marketing and other
                  resources.

         In addition, many current and potential competitors can devote substantially greater resources than the Company can to promotion, website development and systems development. Furthermore, there are numerous larger, more well-established and well-financed entities with which the Company will compete and that could acquire or create competing companies and/or invest in or form joint ventures in categories or countries of interest to the Company, all of which could adversely impact the Company's business. Any of these trends could increase competition and reduce the demand for any of the Company's services.

         Accordingly, the Company may not be able to maintain or grow traffic to its website or participating insurance companies, the Company's competitors may grow faster than the Company does, or companies with whom the Company has strategic relationships may discontinue their relationships with the Company.

IF CONSUMERS ARE UNWILLING TO SHOP FOR INSURANCE ON THE INTERNET INSTEAD OF
TRADITIONAL AVENUES, THIS WILL HAVE A NEGATIVE IMPACT ON THE COMPANY'S
OPERATIONS.

         Shopping for insurance on the Internet is a relatively new concept.
Recently introduced services and products on the Internet are subject to a high level of uncertainty, and there are few proven services and products. The
Company's success will depend on the Company's ability to engage consumers who have historically shopped for insurance through traditional distribution avenues. In order for the Company to be successful, consumers must become willing to adopt new ways of conducting business and exchanging information. In addition, a substantial proportion of the consumers who use the Company's website may be using the Company's service because it is new and different rather than because they believe that it offers a better way to shop for insurance. Such consumer usage may overstate the long-term acceptance rate and consumers may return to more familiar means of shopping for insurance.

                                       21

GOVERNMENT REGULATION OF THE INTERNET MAY ADVERSELY AFFECT THE COMPANY'S
BUSINESS AND OPERATING RESULTS.

         The Company may be subject to additional operating restrictions and regulations in the future. Companies engaging in online search, commerce and related businesses face uncertainty related to future government regulation of the Internet. Due to the rapid growth and widespread use of the Internet, legislatures at the federal and state levels are enacting and considering various laws and regulations relating to the Internet. Furthermore, the application of existing laws and regulations to Internet companies remains somewhat unclear. The Company's business and operating results may be negatively affected by new laws, and such existing or new regulations may expose the
Company to substantial compliance costs and liabilities and may impede the growth in use of the Internet.

         The application of these statutes and others to the Internet search industry is not entirely settled. Further, several existing and proposed federal laws could have an impact on the Company's business:

         o        The Digital Millennium Copyright Act and its related safe
                  harbors, are intended to reduce the liability of online
                  service providers for listing or linking to third-party web sites that include materials that infringe copyrights or other rights of others.

         o        The CAN-SPAM Act of 2003 and certain state laws are intended to regulate interstate commerce by imposing limitations and penalties on the transmission of unsolicited commercial
                  electronic mail via the Internet.

         With respect to the subject matter of each of these laws, courts may apply these laws in unintended and unexpected ways. As a company that provides services over the Internet, the Company may be subject to an action brought under any of these or future laws governing online services. Many of the services of the Internet are automated and companies, such as the Company, may be unknowing conduits for illegal or prohibited materials. It is not known how courts will rule in many circumstances; for example, it is possible that some courts could find strict liability or impose "know your customer" standards of conduct in certain circumstances.

         The Company may also be subject to costs and liabilities with respect to privacy issues. Several Internet companies have incurred costs and paid penalties for violating their privacy policies. Further, it is anticipated that new legislation will be adopted by federal and state governments with respect to user privacy. Additionally, foreign governments may pass laws which could negatively impact the Company's business or may prosecute the Company for its products and services based upon existing laws. The restrictions imposed by, and costs of complying with, current and possible future laws and regulations related to the Company's business could harm its business and operating results.

GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES RELATING TO THE INTERNET AND
ONLINE COMMERCE COULD NEGATIVELY IMPACT THE COMPANY'S BUSINESS.

         Online commerce is relatively new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are evolving.
Currently, there are few laws or regulations directly applicable to the Internet or online commerce on the Internet, and the laws governing the Internet that exist remain largely unsettled. New Internet laws and regulations could dampen growth in use and acceptance of the Internet for commerce. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity

                                       22

and personal privacy is uncertain. The vast majority of those laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not expressly contemplate or address the unique issues presented by the
Internet and related technologies. Further, growth and development of online commerce have prompted calls for more stringent consumer protection laws, both in the U.S. and abroad. The adoption or modification of laws or regulations applicable to the Internet could have a material adverse effect on the Company's
Internet business operations. The Company also will be subject to regulation not specifically related to the Internet, including laws affecting direct marketers and advertisers.

         In addition, in 1998, the Internet Tax Freedom Act was enacted, which generally placed a three-year moratorium on state and local taxes on Internet access and on multiple or discriminatory state and local taxes on electronic commerce. This moratorium was recently extended until November 1, 2007. The
Company cannot predict whether this moratorium will be extended in the future or whether future legislation will alter the nature of the moratorium. If this moratorium is not extended in its current form, state and local governments could impose additional taxes on Internet-based transactions, and these taxes could decrease the Company's ability to compete with traditional retailers and could have a material adverse effect on the Company's business, financial condition, results of operations and cash flow.

         In addition, several telecommunications carriers have requested that the Federal Communications Commission ("FCC") regulate telecommunications over the Internet. Due to the increasing use of the Internet and the burden it has placed on the current telecommunications infrastructure, telephone carriers have requested the FCC to regulate Internet service providers and impose access fees on those providers. If the FCC imposes access fees, the costs of using the
Internet could increase dramatically. This could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on the Company's Internet business operations.

RISKS RELATING TO THE COMPANY'S COMMON STOCK

APPLICABLE SEC RULES GOVERNING THE TRADING OF "PENNY STOCKS" LIMITS THE TRADING
AND LIQUIDITY OF OUR COMMON STOCK WHICH MAY AFFECT THE TRADING PRICE OF OUR
COMMON STOCK.

         The common stock received in the Merger is expected to be quoted on the
OTCBB, and will likely trade (currently (and may in the future)) below $5.00 per share; therefore, the common stock is considered a "penny stock" and subject to
SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser's written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of the common stock and reducing the liquidity of an investment in the common stock. Therefore, the
Company's stockholders may find it difficult to obtain accurate quotations of the Company's common stock and/or to sell their shares.

THE MARKET PRICE OF OUR COMMON STOCK IS LIKELY TO BE HIGHLY VOLATILE AND SUBJECT
TO WIDE FLUCTUATIONS.

         The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond the Company's control, including:

         o        announcements of new products or services by the Company's competitors;

                                       23

         o        fluctuations in revenue attributable to changes in the search engine based algorithms that rank the relevance of the
                  Company's content;

         o        quarterly variations in the Company's revenues and operating expenses;

         o        announcements of technological innovations or new products or services by us; and

         o        sales of the common stock by the Company's founders or other selling stock holders.

THERE MAY BE A LIMITED PUBLIC MARKET FOR THE COMPANY'S SECURITIES AND THE
COMPANY MAY FAIL TO QUALIFY FOR NASDAQ OR OTHER LISTING.

         Although the Company intends to apply for listing of its common stock on either the Nasdaq Stock Market or a registered exchange, there can be no assurance if and when initial listing criteria could be met or if such application would be granted, or that the trading of the common stock will be sustained. In the event that the common stock fails to qualify for initial or continued inclusion on the Nasdaq Stock Market or for initial or continued
listing on a registered stock exchange, trading, if any, in the common stock, would then continue to be conducted on the OTCBB and in what are commonly referred to as "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the common stock, and the common stock would become substantially less attractive for margin loans, for investment by financial institutions, as consideration in future capital raising transactions or other purposes.

THE COMMON STOCK IS CONTROLLED BY INSIDERS.

         The founders of HBDC and certain affiliated parties beneficially own approximately 56.3% of the Company's outstanding shares of common stock. Such concentrated control of the Company may adversely affect the price of the common stock. The Company's principal security holders may be able to control matters requiring approval by security holders, including the election of directors.
Such concentrated control may also make it difficult for stockholders to receive a premium for their shares of common stock in the event of a merger with a third party or different transaction that requires stockholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Accordingly, under certain circumstances, investors may have no effective voice in the management of the Company.

THE COMPANY DOES NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.

         The Company currently intends to retain any future earnings to support the development and expansion of its business and does not anticipate paying cash dividends in the foreseeable future. Any payment of future dividends will be at the discretion of the board of directors after taking into account various factors, including but not limited to the Company's financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that the Company may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the common stock.

                                       24

MERGERS OF THE TYPE WE JUST COMPLETED ARE USUALLY HEAVILY SCRUTINIZED BY THE SEC
AND WE MAY ENCOUNTER DIFFICULTIES OR DELAYS IN OBTAINING FUTURE REGULATORY
APPROVALS.

         Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq stock markets or on a national securities exchange. On June 28, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the National
Association of Securities Dealers or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting NASD-member broker-dealers to serve as market-makers in our stock, or in achieving admission to one of the
Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of our shares may be negatively impacted.

                                       25

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the number of shares of our common stock beneficially owned on November 23, 2005, immediately following the Merger, by:

         o        each person who is known by us to beneficially own 5% or more of our common stock;

         o        each of our directors and named executive officers; and

         o        all of our directors and executive officers, as a group.

         Except as otherwise set forth below, the address of each of the persons listed below is

----------------------------------------------------------------.

                  NAME AND ADDRESS OF                          NUMBER OF SHARES                   PERCENTAGE OF SHARES
                   BENEFICIAL OWNER                          BENEFICIALLY OWNED (1)               BENEFICIALLY OWNED (2)
-------------------------------------------------   -------------------------------------   -------------------------------
5% OR GREATER STOCKHOLDERS:

Marlin Capital Partners I, LLC                                    2,563,750 (3)                      18.5%

DIRECTORS AND NAMED EXECUTIVE OFFICERS:

Scott Frohman                                                     2,847,083 (4)                      20.5%
Charles Eissa                                                     2,405,964 (5)                      17.3%
Anthony Verdi                                                             0 (6)                         0
Daniel Brauser                                                    2,563,750 (7)                      18.5%
Alvin Clemens                                                       300,000 (8)                       2.2%
Paul Soltoff                                                              0 (9)                         0
John Harrison                                                             0 (9)                         0
Leon Brauser                                                              0 (9)                         0
All officers and directors as a group (8 persons)                 8,116,797                          58.4%
                                                             (3)(4)(5)(6)(7)(8)(9)
------------------------------
* Less than 1% of outstanding shares.

(1)      Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options to purchase shares of common stock exercisable within sixty (60) days. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)      Based upon 13,891,471 shares of common stock outstanding on November
         23, 2005 immediately following the Merger and, with respect to each individual holder, rights to acquire common stock exercisable within sixty (60) days.

(3)      Includes 174,869 shares issued upon conversion of outstanding loans to
         HBDC.

(4)      Includes (i) 250,000 shares issued in exchange for accrued salary and
         (ii) 100,000 shares issued upon conversion of outstanding loans to
         HBDC. Does not include outstanding options to purchase 600,000 shares that are not currently exercisable.

                                       26

(5)      Includes (i) 250,000 shares issued in exchange for accrued salary and
         (ii) 25,131 shares issued upon conversion of outstanding loans to HBDC.
         Does not include outstanding options to purchase 500,000 shares that are not currently exercisable.

(6)      Does not include outstanding options to purchase 350,000 shares that are not currently exercisable.

(7)      Includes 2,563,750 shares owned by Marlin Capital Partners I, LLC, of which Dan Brauser is the Manager and therefore may be deemed to beneficially own such shares. Mr. Brauser disclaims beneficial ownership of the shares owned by Marlin Capital Partners I, LLC, except to the extent of his equity interest therein. Does not include outstanding options to purchase 500,000 shares that are not currently exercisable.

(8)      Does not include (i) outstanding options to purchase 500,000 shares and
         (ii) warrants to purchase 75,000 shares.

(9)      Does not include outstanding options to purchase 250,000 shares.

                        DIrECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding the members of our board of directors and our executive officers. All of our officers and directors were appointed on November 23, 2005, the closing date of the Merger. All directors hold office for two-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

        NAME                 AGE   POSITION
        ----                 ---   --------
       Scott Frohman         38    Chief Executive Officer and Director
       Charles Eissa         33    Chief Operating Officer, President and Director
       Anthony Verdi         56    Chief Financial Officer and Assistant Secretary
       Daniel Brauser        24    Senior Vice President and Secretary
       Alvin Clemens         67    Chairman of the Board of Directors
       Paul Soltoff          52    Board of Directors
       John Harrison         62    Board of Directors
       Leon Brauser          80    Board of Directors

         The board of directors is in the process of electing one additional director. The principal occupations for the past five years (and, in some instances, for prior years) of each of our current directors and executive officers are as follows:

         SCOTT FROHMAN. Scott Frohman was the co-founder of HBDC and was appointed Chief Executive Officer and a Director of the Company on November 23,
2005 upon the closing of the Merger. Mr. Frohman has over a decade of extensive entrepreneurial experience in building and driving professional start-up organizations. Mr. Frohman served as Executive Vice President of Verid Inc., an identity verification service company, from May 2003 to January 2004. In 1997, he formed National Lead Services, specializing in various types of consumer and business data services, which later was acquired by Seisint Inc. in 1999. Mr.
Frohman also served as Vice President of Naviant from June 2004 to December 2004 and as Vice President of Seisnit from September 1999 to May 2002.

                                       27

         CHARLES EISSA. Charles Eissa was the co-founder of HBDC and was appointed President, Chief Operating Officer and a Director of the Company on
November 23, 2005 upon the closing of the Merger. Mr. Eissa holds over a decade of experience and proven success, specializing in the operations and technology that transformed several start-up ventures into large scalable organizations.
Prior to co-founding the Company, Mr. Eissa founded InTransit Media in 2004, controlling all advertising on commuter trains operated by the Port Authority of
NY and NJ, delivering 72 million annual viewer impressions. Other prior successes include being involved in the 1998 inception of Seisint Inc, a leading database and technology services company acquired by Lexis Nexis for $775 million in 2004. During his tenure at Seisint, from 1998 through 2004, Mr. Eissa was part of the team that co-founded and spun off a division named eDirect.com, which went on to make several key mergers and acquisitions consolidating under the name of Naviant, an industry leader in permission-based Internet marketing acquired by Equifax for $135 million in 2003. Prior to Naviant, Mr. Eissa served as Vice President Sales for Lens Express Inc. During his seven year tenure, Lens
Express earned its place on the Inc. 500 for three consecutive years later resulting in an acquisition by 1-800-Contacts.

         ANTHONY VERDI. Anthony Verdi was appointed Chief Financial Officer and
Assistant Secretary on November 23, 2005 upon the closing of the Merger and has more than thirty-four years of insurance industry experience in executive management positions in both finance and operations. From 1971 to 1986, he served in various finance and accounting capacities for the Academy Insurance
Group, ultimately serving as the Assistant Controller responsible for SEC and management reporting. From 1986 to 1990 he was Vice-President - Controller for
the InterCounty Hospitalization and Health Plans, a group medical insurer, where he was responsible for accounting, actuarial and underwriting functions as well as strategic initiatives, which ultimately resulted in the acquisition of
InterCounty by Pennsylvania Blue Shield. From 1990 to 1998 Mr. Verdi served as
Chief Financial Officer of Provident American Corporation. From 1998 until 2001,
Mr. Verdi served as Chief Operating Officer of Provident and Chief Financial
Officer of HealthAxis. Since 2001, Mr. Verdi has provided consulting services to life, health and property and casualty insurance company agency and venture capital clients, which consulting services has included interim management and advice regarding acquisitions, divestitures, product development, reinsurance programs, regulatory interaction, operations, organizational development and personnel recruiting.

         DANIEL BRAUSER. Daniel Brauser was appointed Senior Vice President and
Secretary of the Company on November 23, 2005 upon the closing of the Merger.
Until Mr. Verdi's appointment as Chief Financial Officer of HBDC in November
2005, Mr. Brauser served as HBDC's Chief Financial Officer. Prior to HBDC's formation, Mr. Brauser served as the Accounts Receivables Manager for Omnipoint
Marketing, a South Florida based internet marketing firm from August 2003 to
January 2004. During his tenure with Omnipoint Marketing, Mr. Brauser worked directly with the executives and founders creating and implementing management reporting tools, customer credit policy and new business tracking procedures.
Prior to working at Omnipoint Marketing, Mr. Brauser served as a Financial
Analyst at Seisint Inc., from May 2003 until August 2004. With Seisint Inc., Mr.
Brauser built strategic competitive market analysis outlining company strengths and possible areas of necessary development and managed multiple ongoing data acquisition projects.

         ALVIN CLEMENS. Alvin H. Clemens became a director of the Company on
November 23, 2005 upon the closing of the Merger and has more than forty-five years of insurance industry experience as an entrepreneur and senior executive.
He was the founder, Chairman of the Board and CEO of Academy Insurance Group,
from 1970 to 1985. Academy Insurance Group pioneered direct marketing of life and health products in the early 1970s and also developed a large captive agency force selling whole life insurance products to non-commissioned military officers. Academy reached a market capitalization of $500 million by 1985. Mr.
Clemens acquired a controlling interest in Provident American Corporation, an insurance holding company, in 1989 and served as Chairman and CEO until 2001.
During that time, Provident introduced unique medical products for the

                                       28

individual market and recruited an independent sales force that ultimately exceeded 20,000 agents selling more than 4,000 policies per month. In 1998, Mr.
Clemens founded HealthAxis as a subsidiary of Provident which was a pioneer in utilizing the Internet to make direct sales to insurance customers which reached a market capitalization of approximately $2 billion in 2001. Mr. Clemens raised capital and negotiated agreements with insurance companies and Web portals such as AOL and Lycos to build a substantial internet marketing organization. From
2001 to the present, Mr. Clemens has performed business and insurance industry consulting services through The Provident, a company he owns and operates, in addition to managing his private investments. Mr. Clemens has a B.S. degree in
Business Administration from the Penn State University and currently serves on the Board of Trustees as well as the Building, Finance and Executive Committees of Penn State University. He is also a past member of the Board of Directors of the Pennsylvania Insurance Federation and the Young President's Organization
(YPO), and a current member of the World President's Organization (WPO). Mr.
Clemens is a past recipient of the Theodor Herzel Award given by The Jerusalem
Fund of Aish Ha Torah and the municipality of Jerusalem for Citizenship and
Entrepreneurship. In 1995, Pennsylvania Governor Tom Ridge appointed Mr. Clemens to the Banking and Insurance Transition Team. Mr. Clemens was Co-Chairman of the
Pennsylvania IMPACCT Commission on Banking and Insurance. IMPACCT was created to streamline government and make it more efficient. Mr. Clemens is listed in Who's
Who in Finance and Industry, Who's Who in America and Who's Who in the World.

         PAUL SOLTOFF. Paul Soltoff became a director of the Company on November
23, 2005 upon the closing of the Merger and has served as Chairman of the Board and Chief Executive Officer of SendTec, Inc. since its inception in February
2000. Upon consummation of the SendTec merger on September 1, 2004 with a subsidiary of theglobe.com, inc., Mr. Soltoff continued in the position of Chief
Executive Officer of SendTec, subsequently acquired in October 2005 by an affiliate of RelationServe Media, Inc. Mr. Soltoff was also elected to
theglobe.com's Board of Directors and served as a director until the acquisition by RelationServe. In 1997, Mr. Soltoff became the Chief Executive Officer of
Soltoff Direct Corporation, a specialized direct marketing consulting company located in St. Petersburg, Florida. Since the inception of SendTec, Soltoff
Direct Corporation has been largely inactive.

         JOHN HARRISON. John Harrison became a director of the Company on
November 23, 2005 upon the closing of the Merger and is a founding Partner and
Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer which began in
2003, where he focuses on mergers and acquisitions and raising capital for marketing services companies. He is also a Managing Director of Covenant
Partners, a hedge fund that invests in direct marketing services companies. In
1999, prior to joining Keystone Equities, Mr. Harrison was a founding Partner of
Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. Mr. Harrison also was President of DiMark for 15 years, beginning in 1985, and led the company's growth to becoming the sixth-largest direct marketing agency in the world before overseeing the sale of the company to Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison is Chairman of the Board of Professional
Insurance Marketing Association (PIMA) and is on the Advisory Board of DePaul
University's Interactive and Direct Marketing Institute. He sits on the Boards of The Credo Group, a digital insurance agency; IXI Corporation, a database marketing company that uses proprietary wealth and asset information; and
Solutionary, Inc., a full-service provider of managed security services. He is also an active member of Benefits Marketing Association and Mass Marketing
Insurance Institute.

         LEON BRAUSER. Leon Brauser became a director of the Company on November
23, 2005 upon the closing of the Merger and brings to the board of directors more than 50 years of experience in launching and growing businesses. His first venture originated with a New York-based car dealership, Brauser Motors, which

                                       29

was quickly complemented with a daily car rental and leasing company. In 1972,
Mr. Brauser acquired Kertz Security Systems, Inc. and developed it into the region's leading security systems provider. It was purchased by Wayne Huizenga's
Republic Industries in 1995. Since that time, Mr. Brauser has been a private investor.

         There are no family relationships among our directors and executive officers, except that Leon Brauser, one of our directors, is the grandfather of
Daniel Brauser, our Senior Vice President and Secretary.

MEETINGS OF OUR BOARD OF DIRECTORS

         The Company's board of directors held no meetings during the year ended
December 31, 2004.

BOARD COMMITTEES

         AUDIT COMMITTEE. We intend to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee's duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.
The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

         COMPENSATION COMMITTEE. We intend to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers.
The compensation committee would also administer our stock option plans and recommend and approve grants of stock options under such plans.

DIRECTOR COMPENSATION

         On November 23, 2005, each non-employee board member received a stock option for 250,000 shares of common stock with an exercise price equal to $1.00 per share, which vests as follows: 100,000 shares on the six month anniversary of the grant; 75,000 shares on the first anniversary of the grant and the remaining 75,000 shares in twelve equal increments at the end of each calendar month thereafter. Alvin Clemens, as Chairman, received an additional option grant equal to 250,000 shares with an exercise price equal to $1.00, which vests as set forth above.

                                       30

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company's chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated
periods.

                                                                                 Long-term
                                               Annual Compensation             Compensation
                                            --------------------------- ----------------------------
                                                                           Awards        Payouts
                                                                        -------------- -------------

                                                                         Securities
                                                                         Underlying        LTIP         All Other
                                   Fiscal       Salary         Bonus      Options/       Payouts       Compensation
Name and Principal Position         Year          ($)           ($)       SARs (#)         ($)             ($)
--------------------------------- --------- ---------------- ---------- -------------- ------------- -----------------

Scott Frohman
CHIEF EXECUTIVE OFFICER             2004     $175,000 (1)        -           -              -               -

Charles Eissa
CHIEF OPERATING OFFICER &
PRESIDENT                           2004     $175,000 (1)        -           -              -               -

Daniel Brauser
SENIOR VICE PRESIDENT &
SECRETARY                           2004     $175,000 (1)        -           -              -               -

-------------------------

(1)    Amounts accrued by HBDC but not paid. In connection with the consummation of the Merger, these amounts were converted into shares of our common stock.

OPTIONS GRANTS IN LAST FISCAL YEAR

         As of fiscal year end 2004, no options had been granted. On November
10, 2005, Anthony Verdi, as Chief Financial Officer, received an option grant of
350,000 shares, which vests as follows: 100,000 shares on the six month anniversary of the grant, 125,000 shares on the first anniversary of the grant and the remaining 125,000 shares in twelve equal increments at the end of each calendar month thereafter.

         In addition to the foregoing, HBDC previously granted 2,294,500 options to its existing management and employees, of which 600,000, 500,000 and 500,000 were granted to its founders, Scott Frohman, Charles Eissa and Daniel Brauser, respectively. These options have an exercise price of $2.50 and vest over four years, with 25% vesting on November 30, 2006 and the remainder vesting in 36 equal increments at the end of each calendar month thereafter. Pursuant to the
Merger, we have assumed these previously granted options.

EMPLOYMENT AND INDEMNIFICATION AGREEMENTS

         Pursuant to a written employment agreement, dated October 10, 2005,
Scott Frohman was named Chief Executive Officer of HBDC. He is paid a salary of
$258,300 per annum and is entitled to receive such bonus compensation as a majority of the board of directors may determine from time to time. Mr.
Frohman's employment agreement has a term of two years.

         Pursuant to a written employment agreement, dated November 18, 2005,
Charles Eissa was named Chief Operating Officer of HBDC. He is paid a salary of
$214,200 per annum and is entitled to receive such bonus compensation as a majority of the board of directors may determine from time to time. Mr. Eissa's employment agreement has a term of two years.

          Pursuant to a written employment agreement, dated as of October 10,
2005, Daniel Brauser was named Chief Financial Officer of HBDC. As of November
10, 2005, Mr. Brauser resigned as Chief Financial Officer. Pursuant to a written employment agreement dated as of November 10, 2005, Daniel Brauser was named
Senior Vice President of HBDC. He is paid a salary of $157,500 and is entitled to receive such bonus compensation as a majority of the board of directors may determine from time to time. Mr. Brauser's employment agreement has a term of two years.

                                       31

          Pursuant to a written employment agreement dated as of November 10,
2005, Anthony Verdi was named Chief Financial Officer of HBDC. He is paid a salary of $225,000 and is entitled to receive such bonus compensation as a majority of the board of directors may determine from time to time. Mr. Verdi's employment agreement has a term of two years.

         Pursuant to Director and Officer Indemnification Agreements entered into with each of our directors and officers, HBDC has agreed to indemnify each of the above mentioned officers of HBDC to the fullest extent of the law permitted or required by the State of Delaware.

STOCK OPTION PLANS

         On November 18, 2005, HBDC's stockholders approved the Company's 2005
Non-Employee Directors Stock Option Plan (the "Directors Plan"). Effective
November 23, 2005, the Directors Plan was assumed by Darwin-DE and approved by written consent of a majority of Darwin-DE's stockholders. Key features of the
Directors Plan include:

         o        Non-employee directors of the Company and its subsidiaries are eligible to participate in the Directors Plan. The term of the
                  Directors Plan is eight years. 1,500,000 shares of common
                  stock have been reserved for issuance under the Directors
                  Plan.

        o         Options are issued at "Fair Market Value" as such term is
                  defined in the Directors Plan (which shall be $1.00 per share until trading commences in Darwin-DE's common stock).

         o        Options may only be issued as non-qualified stock options.

         o        Each newly elected or appointed non-employee director shall be granted an option to purchase 250,000 shares of common stock, exercisable as to 40% of such shares on the date which is six months from the date of grant, exercisable as to 30% of such shares on the date which is one year from the date of grant and 30% in twelve equal increments at the end of each calendar month thereafter.

         o        Each non-employee director who is appointed Chairman of the
                  Board shall receive an additional option to purchase 250,000 shares of common stock, exercisable on the same terms as the other non-employee director options.

         o        Stockholder approval is required in order to replace or
                  reprice options.

         o        The Directors Plan is administered by the board of directors or a committee designated by the board of directors.

         o        Options have a maximum of ten years.

         o        Upon a change in control any unvested position of outstanding options shall vest and become immediately exercisable ten days prior to such change in control.

         On November 18, 2005, HBDC's stockholders adopted the 2005 Incentive
Stock Plan (the "Incentive Plan"). Effective November 23, 2005, the Incentive
Plan was assumed by Darwin-DE and approved by written consent of a majority of
Darwin-DE's stockholders. The purpose of the Incentive Plan is to encourage stock ownership by the Company's officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of the business and an added incentive to continue to advance and contribute to the Company and to attract new directors, officers, consultants, advisors and employees whose services are considered valuable. The Incentive Plan provides for the grant of options and the issuance of restricted shares for an aggregate of 2,750,000 shares of common stock that have been reserved under the Incentive
Plan. Options are issued at "Fair Market Value" as such term is defined in the
Incentive Plan (which shall be $1.00 per share until trading commences in
Darwin-DE's common stock). Both incentive and nonqualified stock options may be granted under the Incentive Plan and the Incentive Plan terminates on November
18, 2015. As of November 23, 2005, options to purchase 2,644,500 shares have been granted under the Incentive Plan.

                                       32

         The exercise price of options granted pursuant to this Incentive Plan is determined by a committee but the option term may not exceed 10 years. For holders of 10% or more of the combined voting power of all classes of the
Company's stock, options may not be granted at less than 110% of the fair market value of the common stock at the date of grant and the option term may not exceed eight years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2005, Scott Frohman, the Company's Chief Executive Officer and a
Director, had advanced HBDC a total of $191,000, accruing interest at 5% per annum, payable upon the demand of Scott Frohman. Of this amount, $95,500 was repaid out of the net proceeds of the private placement and $95,500 was converted into common stock at $1.00 per share upon the closing of the private placement.

         During 2005, Charles Eissa, the Company's Chief Operating Officer,
President and a Director, had advanced HBDC a total of $48,000, accruing interest at 5% per annum, payable upon the demand of Charles Eissa. Of this amount, $24,000 was repaid out of the net proceeds of the private placement and
$24,000 was converted into common stock at $1.00 per share upon the closing of the private placement.

         During 2005, Marlin Capital Partners I, LLC had advanced HBDC a total of $334,400, accruing interest at 5% per annum, payable upon the demand of
Marlin Capital Partners I, LLC. Daniel Brauser, the Company's Senior Vice
President and Secretary, is an affiliate and control person of Marlin Capital
Partners I, LLC. Of this amount, $167,200 was repaid out of the net proceeds of the private placement and $167,200 was converted into common stock at $1.00 per share upon the closing of the private placement.

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES

         In connection with the Merger, Darwin-DE completed the closing of a private placement of a total of 40 units, each unit consisting of 50,000 shares of our common stock and a detachable, transferable warrant to purchase shares of our common stock, at a purchase price of $50,000 per unit, to accredited investors pursuant to the terms of a Confidential Private Offering Memorandum, dated November 21, 2005, as supplemented. Each warrant entitles the holder to purchase 25,000 shares of common stock at an exercise price of $1.50 per share through November 23, 2008, subject to certain redemption provisions. We received gross proceeds from the private placement of $2,000,000.

         The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act. None of the units, warrants or common stock, or shares of our common stock underlying such securities, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the
Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

         We expect to use a significant portion of net proceeds of the private placement to fund the Company's growth and for strategic acquisition funding. A lesser portion of the net proceeds will be used for general and administrative expenses, SEC compliance and related costs, sales and marketing, capital marketing initiatives, and the repayment of outstanding indebtedness.

                                       33

         We believe that the net proceeds from the private placement available for our working capital will be sufficient to sustain our operating expenses for approximately three months after the initial closing of the private placement.
We may need to seek additional sources of financing, including equipment financing and debt and equity financing, depending on the availability of cash flow at that time, and our success in further identifying and closing acquisitions. Any additional equity financing will result in dilution to the percentage ownership of our stockholders. There is no assurance that we will be able to obtain additional financing when it is needed, or that such financing, if available, can be obtained on terms favorable to us and our stockholders.

         The Keystone Equities Group, Inc. served as placement agent in connection with the private placement. The placement agent received (i) a cash fee of $ 80,000 [4% of the gross proceeds], (ii) warrants to purchase 100,000 shares [5% of the shares sold in the private placement] of our common stock at an exercise price of $1.50 per share on terms which are identical to those warrants included in the units and (iii) fees and expenses of the private placement not to exceed $15,000.

         Warren V. Musser provided certain financial advisory services in connection with the private placement. Pursuant to the terms of his agreement, he received (i) a cash fee of $ 80,000 [4% of the gross proceeds], (ii) warrants to purchase 100,000 shares [5% of the shares sold in the private placement] of our common stock at an exercise price of $1.50 per share on terms which are identical to those warrants included in the units and (iii) fees and expenses of the private placement not to exceed $15,000.

                            DESCRIPTION OF SECURITIES

         The Company is authorized to issue 90,000,000 shares of common stock and 10,000,000 shares of preferred stock. Immediately following the Merger and the closing of the private placement on November 23, 2005, there were 13,891,471 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

COMMON STOCK

         The holders of common stock are entitled to one vote per share. The
Company's Certificate of Incorporation does not provide for cumulative voting.
The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

PREFERRED STOCK

         The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

                                       34

OPTIONS

         On November 23, 2005, each non-employee member of the board of directors received an eight-year stock option to purchase 250,000 shares of common stock with an exercise price equal to $1.00 per share, which vests as follows: 100,000 shares on the six month anniversary of the grant; 75,000 shares on the first anniversary of the grant and the remaining 75,000 shares in twelve equal increments at the end of each calendar month thereafter. Alvin Clemens, as
Chairman, received an additional option grant equal to 250,000 shares with an exercise price equal to $1.00 per share, which vests as set forth above. Anthony
Verdi, as Chief Financial Officer, received an option grant of 350,000 shares, which vests as follows: 100,000 shares on the six month anniversary of the grant, 125,000 shares on the first anniversary of the grant and the remaining
125,000 shares in twelve equal increments at the end of each calendar month thereafter.

         In addition to the foregoing, HBDC previously granted 2,294,500 options to its existing management and employees, of which 600,000, 500,000 and 500,000 were granted to its founders, Scott Frohman, Charles Eissa and Daniel Brauser, respectively. These options have an exercise price of $2.50 and vest over four years, with 25% vesting on November 30, 2006 and the remainder vesting in 36 equal increments at the end of each calendar month thereafter.

WARRANTS

         In connection with the private placement, the Company issued three-year warrants to purchase up to 1,000,000 shares of common stock at $1.50 per share.
In addition, under a Contribution Agreement, at the closing of the private placement, the Company issued a warrant to acquire 50,000 shares of common stock under the same terms as the warrants issued to investors in the private placement. Prior to exercise, the warrants do not confer upon holders any voting or any other rights as a stockholder.

REGISTRATION RIGHTS

         The Company is obligated to file a registration statement with the SEC within ninety (90) days following the date of the closing of the private placement (the "Registration Statement Filing Date") covering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the Warrants issued in the private placement. If the Company does not file the registration statement with the SEC by the
Registration Statement Filing Date, then the Company shall make pro rata payments to each purchaser of Units, payable in cash, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate dollar amount of
Units purchased by such investor for each thirty (30) day period or pro rata for any portion thereof following the Registration Statement Filing Date by which such registration statement should have been filed for which no registration statement is filed. In addition, if the registration statement is not declared effective by the SEC within ninety (90) days following its filing (the ninetieth
(90th) day following the filing of the registration statement is referred to herein as the "Registration Statement Effective Date"), then the Company shall make pro rata payments to each purchaser of Units, payable in cash or common stock at the Company's election, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate dollar amount of Units purchased by such investor for each thirty (30) day period or pro rata for any portion thereof following the Registration Statement Effective Date that the registration statement has not been declared effective. The Company is obligated to include shares held by the HBDC founders, officers and directors in any registration filed for investors in the private placement.

         Under certain circumstances, the Company is entitled to defer or delay filing of the registration statement upon the occurrence of certain events, upon determination of the Company that delay would be in the best interest of the
Company, and in the event that the Company is offering its own securities in an underwritten public offering.

                                       35

         The description of registration rights is qualified in its entirety by reference to the Registration Rights Agreement filed herewith as Exhibit 10.6.

LOCK-UP AGREEMENTS

         All Shares of common stock held by Scott Frohman, Charles Eissa and
Daniel Brauser (together, with the shares held by their respective affiliates)
(the "Lock Up Shares") are subject to lock-up provisions that provide restrictions on the future sale of common stock by the holders and their transferees. These lock-up provisions provide, in general, that the Lock Up
Shares may not directly or indirectly, be offered, sold, offered for sell, contracted for sale, hedged, or otherwise transferred or disposed of for a period of twelve (12) months following the purchase of such shares in the private placement and for an additional twelve (12) months thereafter each holder may only sell up to 50% of such holder's Lock Up Shares. The Company has agreed that within twelve (12) months following the private placement, subject to the Lock Up Shares restriction on future sales, that the Company shall file a registration statement with the SEC covering the resale of the shares of common stock held by the founders of HBDC and for management shares issued and issuable under options and other awards, which shares may be included in any Registration
Statement on Form SB-2 covering the resale of the shares of common stock sold in the private placement and the shares of common stock issuable upon exercise of the Warrants.

MARKET PRICE AND DIVIDENDS

         HBDC is, and has always been a privately held company and now is a wholly-owned subsidiary of the Company. There is not, and never has been a public market for the securities of HBDC. HBDC has never declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for Darwin-NV's common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of
Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the
Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's Certificate of Incorporation and Bylaws provide that the
Company will indemnify the Company's directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as

                                       36

amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors'
resolution or by contract. The Company also has director and officer indemnification agreements with each of its executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any "claim" (as such term is defined in the agreement) initiated by the indemnitee against the Company or the
Company's directors or officers unless the Company joins or consents to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

         Any repeal or modification of these provisions approved by the
Company's stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Company existing as of the time of such repeal or modification.

         The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

         In addition, pursuant to the Company prospective acquisition agreements, if the sellers are entitled to indemnification, for any reason, including but not limited to a breach of a representation or warranty, the
Company may become obligated to issue additional shares of common stock in an aggregate amount equal to the amount of damages divided by the fair market value of the common stock or pay such amounts in cash.

ANTI-TAKEOVER EFFECT OF DELAWARE LAW, CERTAIN BY-LAW PROVISIONS

         Certain provisions of the Company's By-Laws are intended to strengthen the board of directors' position in the event of a hostile takeover attempt.
These provisions have the following effects:

         o        they provide that directors shall hold office for two-year periods;

         o        they provide that only business brought before an annual
                  meeting by the board of directors or by a stockholder who
                  complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

         o        they provide for advance notice or certain stockholder
                  actions, such as the nomination of directors and stockholder proposals.

         The Company is subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a
"business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an
"interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

TRADING INFORMATION

         Our common stock is currently quoted on the OTC Bulletin Board but is not trading. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply our common stock for trading on

                                       37

the American Stock Exchange or Nasdaq SmallCap Market, although we cannot be certain that this application will be approved.

         The transfer agent for our common stock is Pacific Stock Transfer
Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. The
Company will serve as warrant agent for the outstanding warrants.

ITEM 5.01.        CHANGES IN CONTROL OF REGISTRANT.

         Reference is made to the disclosure set forth under Item 2.01 of this
Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02.        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         In connection with the closing of the Merger, Darwin-DE's sole officer and director that was serving prior to the closing of the Merger resigned as of
November 23, 2005, the effective date of the Merger. Pursuant to the terms of the Merger Agreement, the new directors and officers of the Company are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03.        AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BYLAWS

         On November 23, 2005, the Company's newly elected board of directors approved an amendment to its certificate of incorporation, recommending a change of its name from Darwin Resources Corp. to "Health Benefits Direct Corporation".
On November 23, 2005, stockholders representing the requisite number of votes necessary to approve an amendment to the certificate of incorporation took action via written consent, approving the corporate name change. On November 23,
2005, the Company filed the amendment to the certificate of incorporation with the Secretary of State of the State of Delaware.

ITEM 5.06.        CHANGE IN SHELL COMPANY STATUS

         As a result of the consummation of the Merger described in Items 1.01 and 2.01 of this Form 8-K, we believe that the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule
12b-2 of the Exchange Act.

ITEM 7.01.        REGULATION FD DISCLOSURE

         In connection with the private placement of units that is being consummated with the Merger, the potential investors in the private placement received certain information relating to projections made by the Company's management. Such projections are included with this Current Report on Form 8-K as Exhibit 99.1 attached hereto. The projections were not prepared with a view towards public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public
Accountants for Prospective Financial Information, or generally accepted accounting principles. The Company's certified public accountants have not examined or compiled any of these projections or expressed any conclusion or provided any form of assurance with respect to the projections and, accordingly, assume no responsibility for them. The information included in Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in this Report under Item 7.01 and at Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Act or the
Exchange Act regardless of any incorporation by reference language in any such filing. This Report will not be deemed an admission as to the materiality of any information in this Report that is being disclosed pursuant to the Item 7.01.

         The document that is being disclosed pursuant to this Item 7.01 as
Exhibit 99.1 to this Report, contains forward-looking statements (as defined in
Section 27A of the Securities Act and Section 21E of the Exchange Act) that are not historical facts, but rather are based on current expectations, estimates and projections about the Company's business, the Company's beliefs and assumptions. Forward-looking statements can be identified by the use of words such as "expects," "plans" "will," "may," "anticipates," "believes," "should,"
"intends," "estimates," "projects" and other words of similar meaning. These statements are not guarantees of future performance and are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such

                                       38

forward-looking statements. Such risks and uncertainties include those outlined in "Risk Factors" above.

         Persons are cautioned not to place undue reliance on these forward-looking statements, which reflect management's view only as of the date on which they were made. The Company undertakes no obligation to update these statements or publicly release the results of any revisions to the forward-looking statements that appear in the information disclosed pursuant to this Item 7.01 to reflect events or circumstances after the date of this Report, the date of the accompanying materials included in Exhibit 99.1, or the date of any documents incorporated by reference or to reflect the occurrence of unanticipated events.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. In accordance with Item 9.01(a), HBDC's audited financial statements for the fiscal year ended
December 31, 2004 and HBDC's unaudited financial statements for the interim period ended September 30, 2005 are filed in this Current Report on Form 8-K as
Exhibit 99.2.

         (b)      PRO FORMA FINANCIAL INFORMATION. In accordance with Item
9.01(b), our pro forma financial statements are filed in this Current Report on
Form 8-K as Exhibit 99.3.

         (d)      Exhibits.

         The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

   2.1            Agreement and Plan of Merger, dated as of November 23, 2005, by and among Darwin-DE, Health Benefits Direct Corporation, and HBDC II, Inc.

   3.1            Certificate of Incorporation of Darwin-DE (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on
                  Form 8-K filed with the Commission on November 22, 2005)

   3.2            Certificate of Ownership and Merger merging Darwin-NV and
                  Darwin-DE (incorporated herein by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the
                  Commission on November 22, 2005)

   3.3            Certificate of Amendment to Certificate of Incorporation of
                  Darwin-DE, changing name to Health Benefits Direct Corporation

   3.4            Certificate of Merger of HBDC II, Inc. with and into Health
                  Benefits Direct Corporation

   3.5            Bylaws of Darwin-DE (incorporated herein by reference to
                  Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Commission on November 22, 2005)

   4.1            Form of Common Stock Purchase Warrant Certificate

                                       39

  10.1            Health Benefits Direct Corporation 2005 Incentive Stock Plan

  10.2            Health Benefits Direct Corporation 2005 Non-Employee Directors
                  Stock Option Plan

  10.3            Placement Agent Agreement, dated October 19, 2005, by and
                  between Keystone Equities Group, Inc. and Health Benefits
                  Direct Corp.

  10.4            Final Term Sheet, dated as of November 15, 2005, by and among
                  Health Benefits Direct Corporation, Keystone Equities Group,
                  Inc. and The Musser Group LLC

  10.5            Form of Private Placement Subscription Agreement

  10.6            Form of Health Benefits Direct Corporation Registration Rights
                  Agreement

  10.7            Lease Agreement dated February 9, 2004 by and between Case
                  Holding Co. and Platinum Partners, LLC for 2900 Gateway Drive,
                  Pompano Beach, Florida

  10.8            Managing General Agents Agreement by and between Michael
                  Tobias (Health Benefits Direct) and Health Plan
                  Administrators, Inc., dated as of November 11, 2005

  10.9            Marketer/Agent Bonus Compensation Agreement by and between
                  Health Benefits Direct Corporation and Continental General
                  Insurance Products, dated as of May 10, 2005

  10.10           Schedule of Commissions by and between Health Benefits Direct
                  Corporation and Continental General Insurance Products, dated as of May 10, 2005

  10.11           Marketer/Agent Compensation Agreement by and between Health
                  Benefits Direct Corporation and Jefferson National Life
                  Insurance Company, dated as of May 10, 2005

  10.12           Managing General Agent Contract by and between Health Benefits
                  Direct Corporation and America's Health Care Plan/Rx America
                  Agency, Inc.

  10.13           Marketer/Agent Compensation Agreement by and between Health
                  Benefits Direct Corporation and Golden Rule Insurance
                  Products, dated as of May 10, 2005

  10.14           Employment Agreement dated October 10, 2005, by and Between
                  Health Benefits Direct Corporation and Scott Frohman

  10.15           Employment Agreement dated November 18, 2005, by and between
                  Health Benefits Direct Corporation and Charles Eissa

  10.16           Employment Agreement dated November 10, 2005, by and between
                  Health Benefits Direct Corporation and Daniel Brauser

  10.17           Employment Agreement dated November 10, 2005, by and between
                  Health Benefits Direct Corporation and Anthony Verdi

                                       40

  10.18           Director and Officer Indemnification Agreement dated November
                  15, 2005, between Health Benefits Direct Corporation and Scott
                  Frohman

  10.19           Director and Officer Indemnification Agreement dated November
                  18, 2005, between Health Benefits Direct Corporation and
                  Charles Eissa

  10.20           Director and Officer Indemnification Agreement dated November
                  15, 2005, between Health Benefits Direct Corporation and
                  Daniel Brauser

  10.21           Director and Officer Indemnification Agreement dated November
                  10, 2005, between Health Benefits Direct Corporation and
                  Anthony Verdi

  10.22           Securities Contribution Agreement dated as of September 9,
                  2005, by and among Health Benefits Direct Corporation, Marlin
                  Capital Partners I, LLC, Scott Frohman, Charles Eissa,
                  Platinum Partners II LLC and Dana Boskoff

  10.23           Letter from Robert Ferguson dated as of November 23, 2005, resigning as a director and officer of Darwin-DE and its
                  subsidiaries

  10.24           Lockup Agreement, dated as of November 23, 2005, by and among
                  Health Benefits Direct Corporation, Scott Frohman, Charles
                  Eissa and Daniel Brauser

  10.25           Advisory Agreement dated as of November 1, 2005, by and
                  between Health Benefits Direct Corporation and Warren V.
                  Musser

  99.1            Financial Projections

  99.2            Health Benefits Direct Corporation Financial Statements for
                  the period from January 27, 2004 (inception) through December
                  31, 2004 and for the nine months ended September 30, 2005
                  (unaudited) and for the period from January 27, 2004
                  (inception) through September 30, 2004 (unaudited)

  99.3            Unaudited pro forma consolidated balance sheet for the year ended December 31, 2004 and for the nine months ended
                  September 30, 2005 and unaudited pro forma consolidated
                  statement of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005

                                       41

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 30, 2005                      HEALTH BENEFITS DIRECT CORPORATION

                                              By:  /s/ Scott Frohman
                                                  ------------------------------
                                                  Scott Frohman
                                                  Chief Executive Officer

                                INDEX TO EXHIBITS

EXHIBIT NO.                              DESCRIPTION
-----------                              -----------

   2.1            Agreement and Plan of Merger, dated as of November 23, 2005, by and among Darwin-DE, Health Benefits Direct Corporation, and HBDC II, Inc.

   3.1            Certificate of Incorporation of Darwin-DE (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on
                  Form 8-K filed with the Commission on November 22, 2005)

   3.2            Certificate of Ownership and Merger merging Darwin-NV and
                  Darwin-DE (incorporated herein by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K filed with the
                  Commission on November 22, 2005)

   3.3            Certificate of Amendment to Certificate of Incorporation of
                  Darwin-DE, changing name to Health Benefits Direct Corporation

   3.4            Certificate of Merger of HBDC II, Inc. with and into Health
                  Benefits Direct Corporation

   3.5            Bylaws of Darwin-DE (incorporated herein by reference to
                  Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Commission on November 22, 2005)

   4.1            Form of Common Stock Purchase Warrant Certificate

  10.1            Health Benefits Direct Corporation 2005 Incentive Stock Plan

  10.2            Health Benefits Direct Corporation 2005 Non-Employee Directors
                  Stock Option Plan

  10.3            Placement Agent Agreement, dated October 19, 2005, by and
                  between Keystone Equities Group, Inc. and Health Benefits
                  Direct Corp.

  10.4            Final Term Sheet, dated as of November 15, 2005, by and among
                  Health Benefits Direct Corporation, Keystone Equities Group,
                  Inc. and The Musser Group LLC

  10.5            Form of Private Placement Subscription Agreement

  10.6            Form of Health Benefits Direct Corporation Registration Rights
                  Agreement

  10.7            Lease Agreement dated February 9, 2004 by and between Case
                  Holding Co. and Platinum Partners, LLC for 2900 Gateway Drive,
                  Pompano Beach, Florida

  10.8            Managing General Agents Agreement by and between Michael
                  Tobias (Health Benefits Direct) and Health Plan
                  Administrators, Inc., dated as of November 11, 2005

  10.9            Marketer/Agent Bonus Compensation Agreement by and between
                  Health Benefits Direct Corporation and Continental General
                  Insurance Products, dated as of May 10, 2005

  10.10           Schedule of Commissions by and between Health Benefits Direct
                  Corporation and Continental General Insurance Products, dated as of May 10, 2005

  10.11           Marketer/Agent Compensation Agreement by and between Health
                  Benefits Direct Corporation and Jefferson National Life
                  Insurance Company, dated as of May 10, 2005

  10.12           Managing General Agent Contract by and between Health Benefits
                  Direct Corporation and America's Health Care Plan/Rx America
                  Agency, Inc.

  10.13           Marketer/Agent Compensation Agreement by and between Health
                  Benefits Direct Corporation and Golden Rule Insurance
                  Products, dated as of May 10, 2005

  10.14           Employment Agreement dated October 10, 2005, by and Between
                  Health Benefits Direct Corporation and Scott Frohman

  10.15           Employment Agreement dated November 18, 2005, by and between
                  Health Benefits Direct Corporation and Charles Eissa

  10.16           Employment Agreement dated November 10, 2005, by and between
                  Health Benefits Direct Corporation and Daniel Brauser

  10.17           Employment Agreement dated November 10, 2005, by and between
                  Health Benefits Direct Corporation and Anthony Verdi

  10.18           Director and Officer Indemnification Agreement dated November
                  15, 2005, between Health Benefits Direct Corporation and Scott
                  Frohman

  10.19           Director and Officer Indemnification Agreement dated November
                  18, 2005, between Health Benefits Direct Corporation and
                  Charles Eissa

  10.20           Director and Officer Indemnification Agreement dated November
                  15, 2005, between Health Benefits Direct Corporation and
                  Daniel Brauser

  10.21           Director and Officer Indemnification Agreement dated November
                  10, 2005, between Health Benefits Direct Corporation and
                  Anthony Verdi

  10.22           Securities Contribution Agreement dated as of September 9,
                  2005, by and among Health Benefits Direct Corporation, Marlin
                  Capital Partners I, LLC, Scott Frohman, Charles Eissa,
                  Platinum Partners II LLC and Dana Boskoff

  10.23           Letter from Robert Ferguson dated as of November 23, 2005, resigning as a director and officer of Darwin-DE and its
                  subsidiaries

  10.24           Lockup Agreement, dated as of November 23, 2005, by and among
                  Health Benefits Direct Corporation, Scott Frohman, Charles
                  Eissa and Daniel Brauser

  10.25           Advisory Agreement dated as of November 1, 2005, by and
                  between Health Benefits Direct Corporation and Warren V.
                  Musser

  99.1            Financial Projections

  99.2            Health Benefits Direct Corporation Financial Statements for
                  the period from January 27, 2004 (inception) through December
                  31, 2004 and for the nine months ended September 30, 2005
                  (unaudited) and for the period from January 27, 2004
                  (inception) through September 30, 2004 (unaudited)

  99.3            Unaudited pro forma consolidated balance sheet for the year ended December 31, 2004 and for the nine months ended
                  September 30, 2005 and unaudited pro forma consolidated
                  statement of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005